As filed with the Securities and Exchange Commission on April 16, 1998


                           Registration No. 333-11493


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                               AMENDMENT NO. 2 to
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


--------------------------------------------------------------------------------

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                           (Exact name of Registrant)

      COLORADO                      63                84-0467907
(State of Incorporation)            (Primary Standard       (I.R.S. Employer
                              Industrial Classification     Identification No.)
                              Code Number)

                             8515 East Orchard Road
                               Englewood, CO 80111
                                 (800) 537-2033
               (Address, including zip code, and telephone number,
                 including area code, or registrant's principal
                               executive officer)

--------------------------------------------------------------------------------

                               William T. McCallum
                      President and Chief Executive Officer
                   Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road
                               Englewood, CO 80111
                     (Name and Address of Agent for Service)

                                    copy to:

                              James F. Jorden, Esq.
                    Jorden Burt Boros Cicchetti Berenson & Johnson LLP 1025 Thomas Jefferson Street, N.W., Suite 400 East
                           Washington, D.C. 20007-0805

--------------------------------------------------------------------------------

Approximate Date of Proposed Public Offering: Upon the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
 ______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
 ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                                      iv
                            THE SCHWAB FIXED ANNUITY(TM)
                    A FLEXIBLE PREMIUM DEFERRED FIXED ANNUITY
                                 Distributed by
                           CHARLES SCHWAB & CO., INC.
                  ---------------------------------------------
                                    Issued by
                            GREAT-WEST LIFE & ANNUITY
                                INSURANCE COMPANY

This prospectus describes interests under a flexible premium deferred annuity contract, The Schwab Fixed Annuity (the "Contract"). The Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company (the "Company"). Participation in a group contract will be accounted for by the issuance of a certificate showing an interest under the group contract. The certificate and the individual contract are hereafter both referred to as the "Contract."

Your investment in the Contract may be allocated to the available Guarantee Periods. You are allowed to select one or more Guarantee Periods, each of which offers you a specified interest rate for a specified period. There may be a Market Value Adjustment on the amounts withdrawn from the Guarantee Period Fund prior to maturity. This Contract may not be available in all states.

The minimum  initial  investment is $5,000  ($2,000 if an IRA) or $1,000 if made
under  an  Automatic   Contribution   Plan  ("ACP").   The  minimum   subsequent
Contribution is $500 (or $100 per month if made under an ACP).


A maximum Surrender Charge of three percent may be applicable for amounts withdrawn in the first three years. The Contract provides a Free Look Period of 10 days (30 days for replacement policies) from your receipt of the Contract (or longer, if required by state law), during which time you may cancel your investment in the Contract. Contributions will be allocated directly into the specified Guarantee Period(s).


Amounts allocated to a Guarantee Period may be subject to a Market Value Adjustment which could result in receipt of more or less than your Contributions if you surrender, Transfer, make a partial withdrawal, apply amounts to purchase an annuity or take a distribution upon the death of the Owner or Annuitant before a Guarantee Period Maturity Date. Whether such a result actually occurs depends on the timing of the transaction, the amount of the Market Value Adjustment and the interest rate credited. The interest rate in subsequent Guarantee Periods may be more or less than the rate of a previous Guarantee Period.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED BY THE COMPANY TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.


                          Prospectus Dated May 1, 1998


The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.

To Place Orders and for Annuity Account Information: Contact the Schwab Annuity Service Center at 800-838-0650 or P.O. Box 7666, San Francisco, California 94120-7666.

About This Prospectus: This prospectus concisely presents important information you should have before investing in the Contract. Please read it carefully and retain it for future reference.

                               TABLE OF CONTENTS

                                                                           Page


DEFINITIONS................................................................iii
KEY FEATURES OF THE ANNUITY................................................. 1
FEE TABLE....................................................................3
GREAT-WEST LIFE & ANNUITY  INSURANCE COMPANY ................................4
THE GUARANTEE PERIOD FUND....................................................4
THE MARKET VALUE ADJUSTMENT..................................................6
APPLICATION AND CONTRIBUTIONS................................................8
TRANSFERS....................................................................9
CASH WITHDRAWALS.............................................................9
TELEPHONE TRANSACTIONS......................................................10
DEATH BENEFIT...............................................................11
CHARGES AND DEDUCTIONS......................................................13
PAYMENT OPTIONS.............................................................14
FEDERAL TAX MATTERS ........................................................17
ASSIGNMENTS OR PLEDGES......................................................21
DISTRIBUTION OF THE CONTRACTS...............................................21
SELECTED FINANCIAL DATA.....................................................22
RIGHTS RESERVED BY THE COMPANY..............................................38
LEGAL PROCEEDINGS ..........................................................38
LEGAL MATTERS...............................................................38
EXPERTS ....................................................................39
AVAILABLE INFORMATION.......................................................39
APPENDIX A..................................................................40
APPENDIX B..................................................................41
FINANCIAL STATEMENTS.......................................................F-1



       -----------------------------------------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESPERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON.
       -----------------------------------------------------------------


                 The Contract is not available in all states.

                                   DEFINITIONS

Accumulation Period - The period between the Effective Date and the Payment Commencement Date.

Annuitant - The person named in the application upon whose life the payment of an annuity is based and who will receive annuity payments. If a Contingent Annuitant is named, then the Annuitant will be considered the Primary Annuitant. While the Annuitant is living and at least 30 days prior to the annuity commencement date, the Owner may, by Request, change the Annuitant.

Annuity Account - An account established by the Company in the name of the Owner that reflects all account activity under this Contract.

Annuity Account Value - The sum of the value of all Guarantee Periods credited to the Owner under the Annuity Account; less Transfers, partial withdrawals, amounts applied to an annuity option, periodic withdrawals, charges deducted under the Contract and, less Premium Tax, if any.

Annuity Payment Period - The period beginning on the annuity commencement date and continuing until all annuity payments have been made under the Contract.

Automatic Contribution Plan ("ACP") - A plan which allows for automatic periodic Contributions. The Contribution amount will be withdrawn from a designated pre-authorized account and automatically credited to the Annuity Account.

Beneficiary - The person(s) designated by the Owner, in the application, or as subsequently changed by the Owner by Request, to receive any death benefit which may become payable under the terms of the Contract. If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will become the Beneficiary upon such Owner's death and may elect to take the death benefit, if any, or elect to continue the Contract in force.

Company - Great-West Life & Annuity Insurance Company, the issuer of this annuity, located at 8515 East Orchard Road, Englewood, Colorado 80111.

Contingent Annuitant - The person named in the application, unless later changed by the Owner by Request while the Annuitant is alive and before annuity payments have commenced, who becomes the Annuitant when the Primary Annuitant dies. No new Contingent Annuitant may be designated after the death of the Primary Annuitant.

Contributions - Purchase amounts received under the Contract prior to any Premium Tax or other deductions.

Effective Date - The date on which the first Contribution is credited to the Annuity Account.

Guarantee Period - One of the periods of time available in the Guarantee Period Fund during which the Company will credit a stated rate of interest. The Company may stop offering any term at any time for new Contributions. Amounts allocated to one or more Guaranteed Periods may be subject to a Market Value Adjustment.

Guarantee Period Fund - A fixed interest investment option in which amounts allocated will be credited a stated rate of interest for the applicable Guarantee Period(s).

Guarantee Period Maturity Date - The last day of any Guarantee Period.

Guaranteed Interest Rate - The minimum interest rate applicable to each Guarantee Period equal to an annual effective rate in effect at the time the Contribution is made and as reflected in written confirmation of the Contribution. This is the minimum rate allowed by law and is subject to change in accordance with changes in applicable law. Individual Retirement Annuity
(IRA) - An annuity contract used in a retirement savings program that is intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Market Value Adjustment - An adjustment which may be made to amounts paid out before the Guarantee Period Maturity Date due to surrenders, partial withdrawals, Transfers, amounts applied to the periodic withdrawal option or to purchase an annuity, and distributions resulting from death of the Owner or Annuitant, as applicable. Market Value Adjustments may increase or decrease the amount payable on one of the above-described distributions. A negative adjustment may result in an effective interest rate lower than the applicable Guaranteed Interest Rate, and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made. The Market Value Adjustment is detailed on page 6.

Non-Qualified Annuity Contract - An annuity contract which is not intended to be part of a qualified retirement plan and is not intended to satisfy the requirements of Section 408 of the Internal Revenue Code of 1986, as amended.

Owner (Joint Owner) or You - The person(s), while the Annuitant is living, named in the Contract Data Page who is entitled to exercise all rights and privileges under the Contract. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased as an IRA, the Owner and the Annuitant must be the same individual and no Joint Owner may be named. Any reference to Owner in the singular tense shall include the plural, and vice versa, as applicable.

Payment Commencement Date - The date on which annuity payments or periodic withdrawals commence under a payment option. The Payment Commencement Date must be at least one year after the Effective Date of the Contract. If a Payment Commencement Date is not shown on the Contract Data Page, annuity payments will commence on the first day of the month of the Annuitant's 91st birthday. The Payment Commencement Date may be changed by the Owner within 60 days prior to commencement of annuity payments or it may be changed by the Beneficiary upon the death of the Owner. If this is an IRA, payments which satisfy the minimum distribution requirements of the Internal Revenue Code of 1986, as amended, must begin no later than the Owner's attainment of age 70 1/2.

Premium Tax - The amount of tax, if any, charged by a state or other governmental authority.

Request - Any written, telephoned, or computerized instruction in a form satisfactory to the Company and received at the Schwab Annuity Service Center (or other annuity service center subsequently named) from the Owner or the Owner's designee (as specified in a form acceptable to the Company) or the Beneficiary (as applicable) as required by any provision of the Contract or as required by the Company. All Requests are subject to any action taken or payment made by the Company before it was processed.

Schwab Annuity Service Center - P.O. Box 7666, San Francisco, California 94120-7666, telephone 800-838-0650.

Simplified Employee Pension - An individual retirement annuity (IRA) which may accept contributions from one or more employers under a retirement savings program intended to satisfy the requirements of Section 408(k) of the Internal Revenue Code of 1986, as amended.


Surrender Charge - A maximum charge of three percent will be assessed if funds are withdrawn in the first three Contract years.

Surrender Value - The Annuity Account Value with a Market Value Adjustment, if applicable, and/or less any Surrender Charge, if applicable, on the effective date of the surrender, less Premium Tax, if any.


Transaction Date - The date on which any Contribution or Request from the Owner will be processed by the Company at the Schwab Annuity Service Center. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed each day that the New York Stock Exchange is open for trading.

Transfer - To move money among the Guaranteed Periods.

We, our, us, or GWL&A:  Great-West Life & Annuity Insurance Company.

                                        1
                          KEY FEATURES OF THE ANNUITY

The Contract currently allows Owners to invest in the Guarantee Period Fund which is comprised of Guarantee Periods, each of which has its own stated rate of interest and its own maturity date. The stated rate of interest for the Guarantee Period will depend on the date the Guarantee Period is established and the duration of the Guarantee Period you select from among those available. The rates declared are subject to a minimum (Guaranteed Interest Rate), but the Company may declare higher rates (the stated rate of interest). The Guaranteed Interest Rate will be disclosed in the written confirmation. The stated rate of interest will not be less than the Guaranteed Interest Rate and will also be disclosed in the written confirmation. Amounts withdrawn or transferred from a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to a Market Value Adjustment. (See "Market Value Adjustment", p.6.) The Contract may not be available in all states or jurisdictions. Please consult with your representative or call the Schwab Annuity Service Center for more information.

Who should invest. The Contract is designed for investors who are seeking long-term tax deferred asset accumulation on a fixed interest rate basis. The Contract can be used for retirement or other long-term investment purposes. The deferral of income taxes is particularly attractive to investors in high federal and state tax brackets who have already fully taken advantage of their ability to make IRA contributions or "pre-tax" contributions to their employer sponsored retirement or savings plans.

How to Invest. You must complete a Contract application form, in order to invest in the Contract, and pay by check or instruct us to transfer funds from your Schwab account. The minimum initial investment is $5,000 (or $2,000 if in an IRA). Subsequent investments must be at least $500. The minimum initial investment may be reduced to $1,000 should the Owner agree to make additional $100 per month minimum recurring deposits through an ACP.


Free Look Period. The Contract provides for a Free Look Period which allows you to cancel your investment generally within 10 days (30 days for replacement policies) of your receipt of the Contract. You can cancel the Contract during the Free Look Period by delivering or mailing the Contract to the Schwab Annuity Service Center. The cancellation is not effective unless we receive a notice which is postmarked before the end of the Free Look Period. If the Contract is returned, the Contract will be void from the start and the greater of: (a) Contributions received less surrenders, withdrawals and distributions; or (b) the Annuity Account Value less surrenders, withdrawals and distributions will be refunded. These procedures may vary where required by state law. (See "Application and Contributions," p. 8.)


Allocation of the Initial Investment. Your initial investment in the Guarantee Period Fund will be directly allocated to the Guarantee Period(s) specified in the application.


Charges and Deductions Under the Contract. The Contract is a "low load" annuity and, as such, imposes no sales charge when Contributions are made, and only a maximum Surrender Charge of three percent if funds are withdrawn in the first three Contract years.


No Contract Maintenance Charge will be deducted from your Annuity Account Value. There will be a transfer fee of $10 for each Transfer in excess of twelve Transfers per calendar year. (See "Charges and Deductions," p. 13.)

Depending on your state of residence, we may deduct a charge for Premium Tax from purchase payments or amounts withdrawn or at the Payment Commencement Date. (See "Charges and Deductions," p. 13.)

The Market Value Adjustment may increase or decrease the amount Transferred or withdrawn from the value of a Guarantee Period if the Guarantee Period is broken prior to the Guarantee Period Maturity Date. A negative adjustment may result in an effective interest rate lower than the stated rate of interest for the applicable Guarantee Period and the Guaranteed Interest Rate and the value of the Contribution(s) allocated to the Guarantee Period being less than the Contribution(s) made. (See "Market Value Adjustment," p. 6.)

Switching Investments. You may switch Contributions among the Guarantee Periods as often as you like with no immediate tax consequences. You may make a Transfer Request to the Schwab Annuity Service Center. A transfer fee may apply. (See "Charges and Deductions," p. 13.) Amounts Transferred out of a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to a Market Value Adjustment. (See "Market Value Adjustment," p. 6.)


Full and Partial Withdrawals. You may withdraw all or part of your Annuity Account Value before the earlier of the annuity commencement date you selected or the Annuitant's or Owner's death. Withdrawals may be taxable and if made prior to age 59 1/2 may be subject to a 10% penalty tax. Withdrawals from a Guarantee Period prior to the Guarantee Period Maturity Date may be subject to Market Value Adjustment. (See "Market Value Adjustment," p. 6.) Amounts withdrawn also may be subject to a Surrender Charge. (See "Charges and Deductions," p. 13.) The minimum partial withdrawal prior to the Market Value Adjustment is $500. There is no limit on the number of withdrawals made. The Company may delay payment of withdrawals from the Guarantee Period Fund by up to 6 months. (See "Cash Withdrawals," p. 9.)


Annuity Options. Beginning on the first day of the month immediately following the annuity commencement date you select, you may receive annuity payments on a fixed basis. (The default date is the first day of the month that the Annuitant attains age 91.) A wide range of annuity options are available to provide flexibility in choosing an annuity payment schedule that meets your particular needs. These annuity options include payment options designed to provide payments for life (for either a single or joint life), with or without a guaranteed minimum number of payments. (See "Payment Options," p. 14.)

Death Benefit. The amount of the death benefit, if payable before annuity payments commence, will be the greater of (a) the Annuity Account Value with a Market Value Adjustment, if applicable, as of the date a Request for payment is received, less Premium Tax, if any; or (b) the sum of Contributions paid, less partial withdrawals and Periodic Withdrawals, less charges deducted under the Contract, if any, less Premium Tax, if any. (See "Death Benefit," p. 11.)

Customer Service. Schwab's professional representatives are available toll-free to assist you. If you have any questions about your Contract, please telephone the Schwab Annuity Service Center (800-838-0650) or write to the Schwab Annuity Service Center at P.O. Box 7666, San Francisco, California 94120-7666. All inquiries should include the Contract number and the Owner's name. As a Contract Owner you will receive periodic statements confirming any transactions relating to your Contract, as well as a quarterly statement and an annual report.

                                   FEE TABLE


      The purpose of this table is to assist you in understanding the various costs and expenses that you will bear directly or indirectly when investing in the Contract. The information set forth should be considered together with the narrative provided under the heading "Charges and Deductions" In addition to the expenses listed below, Premium Tax may be applicable.


Contract Owner Transaction Expenses

            Sales Load                                            None
            Surrender Fee                                         Maximum 3%
            Transfer Fee (First 12 Per Year)1                     None
            Contract Maintenance Charge                           None

--------
   1 There is a $10 fee for each Transfer in excess of twelve in any contract year.

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

      The Company is a stock life insurance company originally organized under the laws of the state of Kansas as the National Interment Association. Its name was changed to Ranger National Life Insurance Company in 1963 and to
Insuramerica Corporation prior to changing to its current name in 1982. In September of 1990, GWL&A redomesticated and is now organized under the laws of the state of Colorado.

      GWL&A is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in the District of Columbia, Puerto Rico and 49 states in the United States.

      GWL&A is a wholly-owned subsidiary of The Great-West Life Assurance Company ("Great-West Life"). Great-West Life is a subsidiary of Great-West Lifeco Inc., a holding company. Great-West Lifeco Inc. is in turn a subsidiary of Power Financial Corporation, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

                           THE GUARANTEE PERIOD FUND

Guarantee Period Fund

      Contributions under the Contract will be deposited to, and accounted for, in a non-unitized separate account established by the Company under Section 10-7-401, et. seq. of the Colorado Insurance Code. A non-unitized separate account is a separate account in which the Owner does not participate in the performance of the assets through unit values. Therefore, Owner's do not receive a unit ownership of assets accounted for in this separate account. The assets accrue solely to the benefit of the Company and any gain or loss in the separate account is borne entirely by the Company. For amounts contributed, Owners will receive the Contract guarantees made by the Company.

      Contributions will be allocated to one or more Guarantee Periods of a duration selected by the Owner from those currently being offered by the Company. Every Guarantee Period offered by the Company will have a duration of at least one year. Contributions will be credited on the Transaction Date.

      Each Guarantee Period will have its own stated rate of interest and Guarantee Period Maturity Date. The stated rate of interest applicable to a Guarantee Period will depend on the date the Guarantee Period is established and the duration chosen by the Owner.


      As of the date of this prospectus, Guarantee Periods with time intervals of 1 to 10 years are offered only in those states where the Contract is available. The Guarantee Periods may be changed in the future; however, any such modification will not have an impact on any Guarantee Period then in effect.


      The value of amounts in each Guarantee Period is the Owner's Contributions, less Premium Tax, if any, in that Guarantee Period, plus interest earned, less amounts distributed, withdrawn (in whole or in part), Transferred or applied to an annuity option, periodic withdrawals, and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed. Any such amount withdrawn or Transferred from a Guarantee Period will be paid in accordance with the MVA formula. (See "Market Value Adjustment," p. 6.)

Investments

      The Company intends to invest in assets which, in the aggregate, have characteristics, especially cash flow patterns, reasonably related to the characteristics of its liabilities. Various techniques will be used to achieve the objective of close aggregate matching of assets and liabilities. The Company will primarily invest in investment-grade fixed income securities including:

            Securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government.

            Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

            Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations, although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above.

            Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

      In addition, the Company may invest in futures and options. Financial futures and related options thereon and options on securities are purchased solely for non-speculative hedging purposes. The Company may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate account in the event the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, the Company may purchase a futures contract or a call option thereon against anticipated positive cash flow or may purchase options on securities.

      WHILE THE FOREGOING GENERALLY DESCRIBES THE INVESTMENT STRATEGY FOR THE GUARANTEE PERIOD FUND, THE COMPANY IS NOT OBLIGATED TO INVEST THE ASSETS ATTRIBUTABLE TO THE GUARANTEE PERIOD FUND ACCORDING TO ANY PARTICULAR STRATEGY, EXCEPT AS MAY BE REQUIRED BY COLORADO AND OTHER STATE INSURANCE LAWS, NOR WILL THE STATED RATE OF INTEREST THAT THE COMPANY ESTABLISHES NECESSARILY RELATE TO THE PERFORMANCE OF THE NON-UNITIZED SEPARATE ACCOUNT.

Subsequent Guarantee Periods

      Prior to the date annuity payments commence, you may invest the value of amounts held in a maturing Guarantee Period in any Guarantee Period that we offer at that time. On the quarterly statement issued prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. THE GUARANTEE PERIOD AVAILABLE FOR NEW CONTRIBUTIONS MAY BE CHANGED AT ANY TIME, INCLUDING BETWEEN THE DATE OF NOTIFICATION OF A MATURING GUARANTEE PERIOD AND THE DATE A SUBSEQUENT GUARANTEE PERIOD BEGINS. Information regarding the current Guarantee Periods then available and their stated rate of interest may be obtained by calling the Schwab Annuity Service Center at:

                                1-800-838-0650.

      If the Company receives no direction from the Contract Owner by the Guarantee Period Maturity Date, the Company will automatically allocate the amount from the maturing Guarantee Period to a Guarantee Period equal in duration to the one just ended. If at that time, the duration previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period duration. In any event, a Guarantee Period will not renew for a term equal in duration to the one just ended if the Guarantee Period will mature after the Payment Commencement Date. No Guarantee Period may mature later than six months after a Payment Commencement Date. For example, if a 3-year Guarantee Period matures and the Payment Commencement Date begins 1 3/4 years from the Guarantee Period Maturity Date, the matured value will be transferred to a 2-year Guarantee Period.

Breaking A Guarantee Period

      Any Transfer, withdrawal or the selection of an annuity option prior to the Guarantee Period Maturity Date will be known as breaking a Guarantee Period. When a Request to break a Guarantee Period is received, the Guarantee Period that is closest to the Guarantee Period Maturity Date will be broken first. If a Guarantee Period is broken, a Market Value Adjustment may be assessed. The Market Value Adjustment may increase or decrease the value of the amount Transferred or withdrawn from the Guarantee Period Fund. The Market Value Adjustment may reduce the value of amounts held in a Guarantee Period below the amount of your Contribution(s) allocated to that Guarantee Period.
(See "Market Value Adjustment," p. 6.)

Interest Rates

      Declared rates are effective annual rates of interest. The rate is guaranteed throughout the Guarantee Period. FOR GUARANTEE PERIODS NOT YET IN EFFECT, GWL&A MAY DECLARE INTEREST RATES DIFFERENT THAN THOSE CURRENTLY IN EFFECT. When a subsequent Guarantee Period begins, the rate applied will not be less than the rate then applicable to new Contracts of the same type with the same Guarantee Period.

      The stated rate of interest must be at least equal to the Guaranteed Interest Rate. The Company may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law. Please see Appendix A for the standard non-forfeiture law rate applicable to the state in which the Contract was issued.

      The determination of the stated rate of interest is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which the Company may acquire using funds deposited into the Guarantee Period Fund. In addition, the Company will consider other items in determining the stated rate of interest including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors.

Market Value Adjustment


      Distributions from the amounts allocated to a Guarantee Period due to a full surrender or partial withdrawal, Transfer, application of amounts to the periodic withdrawal option or to purchase an annuity, or distributions resulting from the death of the Owner or Annuitant prior to a Guarantee Period Maturity Date will be subject to a Market Value Adjustment ("MVA"). A MVA may increase or decrease the amount payable on one of the above described distributions. Amounts available for a full surrender or partial withdrawal is the amount requested plus the MVA less any applicable Surrender Charge. The amount available for a Transfer is the amount requested plus the MVA. The MVA is calculated by multiplying the amount Requested by the Market Value Adjustment Factor ("MVAF").


      The MVA reflects the relationship as of the time of its calculation between (a) the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period; and (b) the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. There would be a downward adjustment if Treasury rates at the time the Guarantee Period is broken exceed Treasury rates when the Guarantee Period was created. There would be an upward adjustment if Treasury rates at the time the Guarantee Period is broken, are lower than when the Guarantee Period was created. The MVA factor is the same for all Contracts.

1. The formula used to determine the MVA is:

            MVA = (amount applied) X (MVAF)

            The Market Value Adjustment Factor (MVAF) is:

            MVAF = {[(1 + i)/(1 + j +.10%)] N/12} - 1

      where:

            a) i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period;

            b) j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years; and

            c) N is the number of complete months remaining until maturity.

      If i + j differ by less than .10%, the MVA will equal 0. If N is less than 6, the MVA will equal 0.


2. The Market Value Adjustment will apply to any Guarantee Period six or more months prior to the Guarantee Period Maturity Date in each of the following situations:

            a) Transfer to another Guarantee Period offered under this Contract; or

            b)  Surrenders,  partial  withdrawals,   annuitization  or  Periodic
            Withdrawals; or

            c) A single sum payment upon death of the Owner or Annuitant.

3. The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period Maturity Date in each of the following situations:


            a) Transfer to another Guarantee Period offered under this Contract; or

            b)  Surrenders,  partial  withdrawals,   annuitization  or  Periodic
            Withdrawals; or


            c) A single sum payment upon death of the Owner or Annuitant.

See Appendix B for Illustrations of the MVA.

                         APPLICATION AND CONTRIBUTIONS

Contributions

      All Contributions may be paid at the Schwab Annuity Service Center by a check payable to the Company or by transfer to the Company of available funds from your Schwab account.

      The initial Contribution for the Contract must be at least $5,000 (or $2,000 if for an IRA). Subsequent Contributions must be at least $500. This minimum initial investment may be reduced to $1,000, but only if you participate in an Automatic Contribution Plan and contribute at least $100 per month through a recurring deposit. A confirmation will be issued to you upon the acceptance of each Contribution.

      Your Contract will be issued and your Contribution generally will be accepted and credited within two business days after receipt of an acceptable application and receipt of the initial Contribution at the Schwab Annuity
Service Center. All Contributions can be paid to the Schwab Annuity Service Center by check (payable to GWL&A) or by instructing Schwab to transfer to GWL&A available funds or amounts from your account with Schwab. Acceptance is subject to there being sufficient information in a form acceptable to us and we reserve the right to reject any application or Contribution.

      The Schwab Annuity Service Center will process your application and Contributions. If your application is complete and your initial Contribution is being transferred from funds available in your Schwab account, then the Contribution will generally be credited within two business days following receipt of the application. If your application is incomplete, the Schwab Annuity Service Center will either complete the application from information Schwab has on file, or contact you for the additional information. No transfer of funds will be made from your Schwab account until your application is complete. The funds will be credited as Contributions to the Contract when they are transferred.

      If your Contribution is by check, and the application is complete, Schwab will use its best efforts to credit the Contribution on the day of receipt, but in all such cases it will be credited to your Contract within two business days of receipt. If your application is incomplete, the Schwab Annuity Service Center will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If your application remains incomplete for five business days, we will return to you both the check and the application unless you consent to our retaining the initial Contribution and crediting it as soon as the requirements are fulfilled.

      A Contract may be returned within ten days after receipt, or longer where required by law ("Free Look Period"). During the Free Look Period, all contributions will be processed as follows:

      (1) Contributions allocated to one or more of the then available Guarantee Periods will be allocated as directed, effective upon the Transaction Date at the stated rate and Guarantee Period Maturity Date then effective.


      (2) If the Contract is returned, the contract will be void from the start and the greater of: (a) Contributions received less surrenders, withdrawals and distributions or (b) the Annuity Account Value less surrenders, withdrawals and distributions, will be refunded. Exercising the return privilege requires the return of the Contract to the Company or to the Schwab Annuity Service Center.

      Additional Contributions may be made at any time prior to the Payment Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500 or $100 per month if under an ACP. Additional Contributions will be credited within two business days following receipt.


      Total Contributions may exceed $1,000,000 with our prior approval.

      The Company reserves the right to modify the limitations set forth in this section.

                                    TRANSFERS


In General


      Prior to the Payment Commencement Date you may Transfer all or part of your Annuity Account Value among the available Guarantee Periods by telephone or by sending a Request to the Schwab Annuity Service Center or by calling the voice response unit @ 1-800-838-0650 (KeyTalk(R)). The Request must specify the amounts being Transferred, the Guarantee Period(s) from which the Transfer is to be made, and the Guarantee Period(s) that will receive the Transfer.


      Currently, there is no limit on the number of Transfers you can make during any Contract Year. There is no charge for the first twelve Transfers each Contract Year, but there will be a charge of $10 for each additional Transfer in each Contract Year. We reserve the right to limit the number of Transfers you make. The charge will be deducted from the amount transferred. All Transfers made on a single Transaction Date will be aggregated to count as only one Transfer toward the twelve free Transfers.

      A Transfer generally will be effective on the date the Request for Transfer is received by the Schwab Annuity Service Center if received before 4:00 p.m. Eastern Time. Under current law, there will not be any tax liability to you if you make a Transfer.

      When a Transfer is made before the Guarantee Period Maturity Date, the amount Transferred may be subject to a Market Value Adjustment. (See "Market Value Adjustment," p. 6.) A Request for Transfer from amounts in a Guarantee Period made prior to the Guarantee Period Maturity Date for Transfers on the Guarantee Period Maturity Date will not be counted for the purpose of determining any Transfer Fee on Transfers in excess of the twelve Transfers per year if these Transfers are to take place on the Guarantee Period Maturity Date.

Possible Restrictions

      We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time. We reserve the right to require that all Transfer Requests be made by the Owner and not by an Owner's designee and to require that each Transfer Request be made by a separate communication to us. We also reserve the right to request that each Transfer Request be submitted in writing and be manually signed by the Owner; facsimile Transfer Requests may not be allowed.

                               CASH WITHDRAWALS

Withdrawals


      You (the Owner) may withdraw from the Contract all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payments commence by Request at the Schwab Annuity Service Center subject to the rules below. Federal or state laws, rules or regulations may apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with a Market Value Adjustment, if any, and a Surrender Charge, if applicable, on the effective date of the surrender, and less any applicable Premium Tax. No withdrawals may be made after the date annuity payments commence.

      A Request for a partial withdrawal will result in a reduction in your Annuity Account Value equal to the sum of the dollar amount withdrawn. A Market Value Adjustment may apply. (See "Market Value Adjustment," p. 6.) In addition, the partial withdrawal may be subject to a Surrender Charge. The partial withdrawal proceeds may be greater or less than the amount requested, depending on the effect of the Market Value Adjustment, and the Surrender Charge.


      The minimum partial withdrawal before application of the MVA is $500. Partial withdrawals are unlimited; however, you must specify the Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if the remaining Annuity Account Value is less than $2,000, then a full surrender may be required.

      The following terms apply:

      (a) No partial withdrawals are permitted after the date annuity payments commence.

      (b) A partial withdrawal will be effective upon the Transaction Date.

      (c) A partial withdrawal may be subject to the Market Value Adjustment provisions, the Guarantee Period Fund provisions of the Contract, and the terms of the attached Guarantee Period Fund Rider(s), if any.


      (d) A partial withdrawal may be subject to a Surrender Charge.

      You may Request partial withdrawals from your Annuity Account Value and direct the Company to remit such withdrawn amounts directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). Any such withdrawal Requests must meet the minimum withdrawal requirements and all terms and conditions applicable to partial withdrawals, as described above. If your Annuity Account Value exceeds your "investment in the Contract," then you may be subject to income tax on withdrawals made from your Annuity Account even though payments are made by the Company directly to your Consultant. In addition, the Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you Request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding, although you may elect, in writing, to have the Company not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawals made to pay Consultant fees will also generally be considered early withdrawals under the Code subjecting you to a 10% additional tax on the taxable portion of such withdrawals. You should consult a competent tax advisor prior to authorizing the withdrawal of any amounts from your Annuity Account to pay Consultant fees.

      Withdrawals made for any purpose may be taxable (this includes Periodic Withdrawals, discussed below). Moreover, the Internal Revenue Code (the "Code") provides that a 10% penalty tax may be imposed on the taxable portions of certain early withdrawals. The Code generally requires us to withhold federal income tax from withdrawals. However, generally you will be entitled to elect, in writing, not to have tax withholding apply unless withholding is mandatory for your Contract. Withholding applies to the portion of the withdrawal which is included in your income and subject to federal income tax. The tax withholding rate is 10% of the taxable amount of the withdrawal. Withholding applies only if the taxable amount of the withdrawal is at least $200. Some states also require withholding for state income taxes. (See "Federal Tax Matters," p. 17.)


      Withdrawal Requests must be in writing to ensure that your instructions regarding withholding are followed. In the absence of an adequate election, the Request will not be processed.

      After a withdrawal of all of your total Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

      Since IRAs are offered by this prospectus, reference should be made to the applicable provisions of the Code for any additional limitations or restrictions on cash withdrawals.

                            TELEPHONE TRANSACTIONS

      We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine and if we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions. However, we may be liable for such losses if we do not follow those reasonable procedures. The procedures we will follow for telephone transactions may include requiring some form of personal identification prior to acting on instructions received by telephone, providing written confirmation of the transaction, and/or tape recording the instructions given by telephone.

      We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

                                 DEATH BENEFIT

Payment of Death Benefit

      Before the date annuity payments commence, the death benefit, if any, will be equal to the greater of: (a) the Annuity Account Value with an MVA, if applicable, as of the date the Request for payment is received, less Premium Tax, if any, or (b) the sum of Contributions paid, less partial withdrawals and/or Periodic Withdrawals, less Premium Tax, if any. The death benefit will become payable following the Company's receipt of a Request from the Beneficiary. When an Owner or the Annuitant dies before the annuity commencement date and a death benefit is payable to a Beneficiary, the death benefit proceeds will remain invested in accordance with the allocation instructions given by the Owner(s) until new allocation instructions are Requested by the Beneficiary or until the death benefit is actually paid to the Beneficiary. The death benefit will be determined as of the date payments commence. Subject to the distribution rules set forth below, payment of the death benefit may be Requested to be made as follows:

      A.  Proceeds from the Guarantee Period(s)

            1. payment in a single sum with respect to which a Market Value Adjustment may apply; or
            2. payment under any of the annuity options provided under this Contract with respect to which a Market Value Adjustment may apply; or
            3. payment on the Guarantee Period Maturity Date so that a Market Value Adjustment will not apply.

      In any event, no payment of benefits provided under the Contract will be allowed that does not satisfy the requirements of Section 72(s) of the Code and any other applicable federal or state laws, rules or regulations.

DISTRIBUTION RULES

1.  Death of Annuitant

      Upon the death of the Annuitant while the Owner is living, and before the annuity commencement date, the Company will pay the death benefit to the Beneficiary unless there is a Contingent Annuitant.

      If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the annuity commencement date while the Owner and Contingent Annuitant are living, no death benefit will be payable by reason of the Annuitant's death and the Contingent Annuitant will become the Annuitant.

      If the Annuitant dies after the date annuity payments commence and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary in accordance with and at least as rapidly as under the payment option applicable to the Annuitant on the Annuitant's date of death.

      If a corporation or other non-individual is an Owner, or if the deceased Annuitant is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

2.  Death of Owner

      If the Owner is not the Annuitant:

      (1) If there is a Joint Owner who is the surviving spouse of the deceased Owner, the Joint Owner will become the Owner and Beneficiary and may elect to take the death benefit or elect to continue the Contract in force.

      (2) In all other cases, the Company will pay the death benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary elects to become the Owner and Annuitant and to continue the Contract in force.

      If the Owner is not the Annuitant, and the Owner dies after annuity payments commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant at least as rapidly as under the payment option applicable on the Owner's death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

      If the Owner is the Annuitant (Owner/Annuitant):

      (1) If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner will become the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

      (2) If there is a Joint Owner who is the surviving spouse of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the death benefit or continue the Contract in force.

      (3) In all other cases, the Company will pay the death benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse and the Beneficiary Requests to become the Owner and Annuitant and to continue the Contract in force.

      Any death benefit payable to the Beneficiary upon an Owner's death will be distributed as follows:

      (1) If the Owner's surviving spouse is the person entitled to receive benefits upon the Owner's death, the surviving spouse will be treated as the Owner and will be allowed to take the death benefit or continue the Contract in force; or

      (2) If the Beneficiary is a non-spouse individual, she/he may elect, not later than one year after the Owner's date of death, to receive the death benefit in either a single sum or payment under any of the fixed annuity options available under the Contract, provided that (a) such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary; and (b) such distributions begin not later than one year after the Owner's date of death. If no election is received by the Company from a non-spouse Beneficiary such that substantially equal installments have begun not later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The death benefit will be determined as of the date the payments commence; or

      (3) If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the death benefit must be completely distributed within five years of the Owner's date of death.

Beneficiary

      You may select one or more Beneficiaries. If more than one Beneficiary is selected, unless you indicate otherwise, they will share equally in any death benefit payable. You may change the Beneficiary any time before the Annuitant's death.

      You may, while the Annuitant is living, change the Beneficiary by Request. A change of Beneficiary will take effect as of the date the Request is processed by the Schwab Annuity Service Center, unless a certain date is specified by the Owner. If the Owner dies before the Request was processed, the change will take effect as of the date the Request was made, unless the Company has already made a payment or otherwise taken action on a designation or change before receipt or processing of such Request. A beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

      The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after, the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by Request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, the Company will pay the death benefit proceeds to the Owner's estate.

      If the surviving spouse of an Owner is the surviving Joint Owner, the surviving spouse will become the Beneficiary upon such Owner's death and may elect to take the death benefit or may elect to continue the Contract in force. If there is no surviving Joint Owner, and no named Beneficiary is alive at the time at the time of an Owner's death, any benefits payable will be paid to the Owner's estate.

Contingent Annuitant

      While the Annuitant is living, the Owner(s) may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the Request is processed at the Schwab Annuity Service Center, unless a certain date is specified by the Owner(s).

                            CHARGES AND DEDUCTIONS

      No  deductions  are made  from  Contributions  except  for any  applicable
Premium Tax. Therefore, the full amount of the Contributions (less any applicable Premium Tax) are invested in the Contract.

      As more fully described below, charges under the Contract are assessed only as deductions for Premium Tax, if applicable, for certain Transfers, and as a Surrender Charge, if applicable. In addition, a Market Value Adjustment may apply to withdrawals and surrenders, Transfers, amounts applied to purchase an annuity, and distributions resulting from death of the Owner or Annuitant if the amounts held in a Guarantee Period are paid out prior to the Guarantee Period Maturity Date.

Surrender Charge

      A maximum  Surrender  Charge of three  percent  (3%)  will be  applied  to amounts withdrawn/distributed within the first three Contact years. The Surrender Charge applies to the amounts withdrawn/distributed after they have been adjusted by any MVA. The applicable Surrender Charge will decrease over time as indicated in the table below.

      Years Completed         Percentage of Distribution

            1                       3%
            2                       2%
            3                       1%
            4+                      0%

      The Contract describes specific situations in which there is no Surrender Charge, such as death, annuitization, other than in a single sum, and Periodic Withdrawals of at least 36 months.

Premium Tax

      We may be required to pay state premium taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we will deduct charges for the premium taxes we incur with respect to a particular Contract from the Contributions, from amounts withdrawn, or from amounts applied on the Payment Commencement Date. In some states, charges for both direct premium taxes and retaliatory premium taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Transfer Fee

      There will be a $10 charge for each Transfer in excess of twelve Transfers in any calendar year. We do not expect a profit from the transfer fee for excess Transfers.

Other Taxes

      Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contracts.

                                PAYMENT OPTIONS

Periodic Withdrawal Option

      The Owner may Request that all or part of the Annuity Account Value be applied to a Periodic Withdrawal Option. The amount applied to a Periodic Withdrawal is the Annuity Account Value with an MVA, if applicable, less Premium Tax or Surrender Charges, if any.

      In Requesting Periodic Withdrawals, the Owner must elect:

      - The withdrawal frequency of either 12-, 6-, 3-, or 1-month intervals;

      -     A withdrawal amount; a minimum of $100 is required;

      -     The calendar day of the month on which withdrawals will be made;

      -     One withdrawal option; and

      - The allocation of withdrawals from the Owner's Guarantee Period(s) as follows:

            1) Prorate the amount to be paid across all Guarantee Periods in proportion to the assets in each sub-account; or

            2) Select the Guarantee Period(s) from which withdrawals will be made. Once the Guarantee Periods have been depleted, the Company will automatically prorate the remaining withdrawals against all remaining available Guarantee Periods unless the Owner Requests the selection of another Guarantee Period.

      The Owner may elect to change the withdrawal option and/or the frequency once each calendar year.

      While Periodic Withdrawals are being received:
      1. the Owner may continue to exercise all contractual rights that are available prior to electing an annuity option, except that no Contributions may be made;
      2. for Periodic Withdrawals from Guarantee Periods six or more months prior to its Guarantee Period Maturity Date, a Market Value Adjustment, if applicable, will be assessed;
      3. the Owner may keep the same Guarantee Periods as were in force before periodic withdrawals began;
      4. charges and fees under the Contract continue to apply; and 5. maturing Guarantee Periods renew into the shortest Guarantee Period then available.

      Periodic Withdrawals will cease on the earlier of the date:
      1. the amount elected to be paid under the option selected has been reduced to zero;
      2.    the Annuity Account Value is zero; or
      3.    the Owner Requests that withdrawals stop;
      4.    an Owner or the Annuitant dies.

      The Owner must elect one of the following five (5) withdrawal options:

      1. Income for a Specified Period for at least thirty-six (36) months The Owner elects the duration over which withdrawals will be made. The amount paid will vary based on the duration.

      2. Income of a Specified Amount for at least thirty-six (36) months The Owner elects the dollar amount of the withdrawals. Based on the amount elected, the duration may vary; or

      3. Interest Only - The withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between each withdrawal; or

      4. Minimum Distribution - If this is an IRA contract, the Owner may Request minimum distributions as specified under Code Section 401(a)(9); or

      5. Any Other Form for a period of at least thirty-six (36) months Any other form of Periodic Withdrawal which is acceptable to the Company.

      If Periodic Withdrawals cease, the Owner may resume making Contributions. The Owner may elect to restart a Periodic Withdrawal program; however, the Company may limit the number of times the Owner may restart a Periodic Withdrawal program.


      Periodic Withdrawals made for any purpose may be taxable, subject to withholding and subject to the 10% penalty tax. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including the applicability of penalty taxes. A competent tax adviser should be consulted before a Periodic Withdrawal Option is requested. (See "Federal Tax Matters," p. 17.)

      You may Request a Periodic Withdrawal to remit fees paid to your Investment Manager or Financial Advisor; however, any such Periodic Withdrawal Requests must meet the requirements and comply with all terms and conditions applicable to Periodic Withdrawals, as described above. As well, there may be income tax consequences to any Periodic Withdrawal made for this purpose. (See "Cash Withdrawals," page .)


Annuity Date

      The date annuity payments commence may be chosen when the Contract is purchased or at a later date. This date must be at least one year after the initial Contribution. In the absence of an earlier election, the annuity date is the first day of the month of the Annuitant's 91st birthday.

      If an option has not been elected within 30 days of the annuity commencement date, the Annuity Account Value will be applied under Annuity Payment Option 3, discussed below, to provide payments for life with a guaranteed period of 20 years.

      Under section 401(a)(9) of the Code, a Contract which is purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements, which require that distributions under such a plan must begin by a specific date, and also that the entire interest of the plan participant must be distributed within certain specified periods under formulas that specify minimum annual distributions. The application of the minimum distribution requirements to each person will vary according to the person's age and other circumstances. A prospective purchaser may wish to consult a competent tax adviser regarding the application of the minimum distribution requirements. (See "Federal Tax Matters," p. 17.)

Annuity Options

      An annuity option may be selected by the Owner when the Contract is purchased, or at a later date. This selection may be changed, by Request, at any time up to 30 days before the annuity date. In the absence of an election, payments will automatically commence on the annuity date as described above. The amount to be applied is the Annuity Account Value on the annuity date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payment option is $2,000 with an MVA, if applicable. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal. Payments may be elected to be received monthly, quarterly, semi-annually or annually. Payments to be made under the annuity payment option selected must be at least $50. The Company reserves the right to make payments using the most frequent payment interval which produces a payment of not less than $50. The maximum amount that may be applied under any payment option is $1,000,000, unless prior approval is obtained from the Company.

      A single sum payment may be elected. If it is, then the amount to be paid is the Surrender Value. If an owner elects an annuity option, then the amount to be applied is the Annuity Account Value, as of the annuity commencement date with an MVA, if applicable, less any applicable Premium Tax.

Annuity Payment Options

      Option 1: Income of Specified Amount

      The amount applied under this option may be paid in equal annual, semiannual, quarterly or monthly installments of the dollar amount elected for not more than 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner.

      Option 2: Income for a Specified Period

      Payments are paid annually, semiannually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months. Upon death of the Annuitant, the Beneficiary will begin to receive the remaining payments at the same interval that was elected by the Owner.

      Option 3: Fixed Life Annuity with Guaranteed Period

      This option provides for monthly payments during a designated period and thereafter throughout the lifetime of the Annuitant. The designated period may be 5, 10, 15 or 20 years. Upon death of the Annuitant, for each remaining designated period, the amounts payable under this payment option will be paid to the Beneficiary.

      Option 4: Fixed Life Annuity

      This annuity is payable monthly during the lifetime of the Annuitant, terminating with the last payment due prior to the death of the Annuitant. Since no minimum number of payments is guaranteed, this option may offer the maximum level of monthly payments of the annuity options. It is possible that only one payment may be made if the Annuitant died before the date on which the second payment was due. No other payments nor death benefits would be payable.

      Option 5: Any Other Form

      This option allows an Owner the ability to choose any other form of annuity which is acceptable to the Company.

                                       ***

      For annuity options involving life income, the actual age and/or sex of the Annuitant will affect the amount of each payment. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity payments until satisfactory proof is received. Since payments to older Annuitants are expected to be fewer in number, the amount of each annuity payment under a selected annuity form will be greater for older Annuitants than for younger Annuitants.

      If the age of the Annuitant has been misstated, the payments established will be made on the basis of the correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest is at an annual effective rate which will not be less than the Guaranteed Interest Rate.

      The Payment Commencement Date and annuity options available for IRAs may also be controlled by endorsements, the plan documents, or applicable law.

      Once payments start under the annuity form selected by the Owner: (a) no changes can be made in the annuity form, (b) no additional Contributions will be accepted under the Contract, and (c) no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.

                                      ***

      A portion or the entire amount of the annuity payments may be taxable as ordinary income. If, at the time the annuity payments begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payments and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. (See "Federal Tax-Matters," below.)

                              FEDERAL TAX MATTERS

Introduction

      The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. Further, this discussion is based on the assumption that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all of the situations in which a person may be entitled to or may receive a distribution under the Contract. Any person concerned about these tax implications should consult a competent tax adviser before initiating any transaction. This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

      The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payments, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned. In addition, certain requirements must be satisfied in purchasing an IRA and receiving distributions from an IRA in order to continue receiving favorable tax treatment. Therefore, purchasers of IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements, and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an IRA is purchased with proceeds from and/or Contributions that qualify for the intended special federal income tax treatment.

Tax Status

      The Company is taxed as a life insurance company under Part I of Subchapter L of the Code.

Taxation of Annuities

In General

      Section 72 of the Code governs taxation of annuities in general. An Owner who is a natural person generally is not taxed on increases (if any) in the value of an Annuity Account Value until distribution occurs by withdrawing all or part of the Annuity Account Value (e.g., withdrawals or annuity payments under the annuity form elected). However, under certain circumstances, the Owner may be subject to taxation currently. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payment or an annuity) is taxable as ordinary income. An IRA Contract may not be assigned as collateral.

      The Owner of any annuity contract who is not a natural person (e.g. a corporation) generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is the nominal owner of a Contract and the beneficial owner is a natural person. The rule also does not apply in the following circumstances: (1) where the annuity Contract is acquired by the estate of a decedent, (2) where the Contract is held under an IRA, (3) where the Contract is a qualified funding asset for a structured settlement, and (4) where the Contract is purchased on behalf of an employee upon termination of a qualified plan. A prospective Owner that is not a natural person may wish to discuss these matters with a competent tax adviser.

      The following discussion generally applies to a Contract owned by a natural person.

Withdrawals

      In the case of a withdrawal under an IRA, including withdrawals under the Periodic Withdrawal Option, a ratable portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the contract" to the individual's total accrued benefit under the retirement plan. The "investment in the contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual. Special tax rules may be available for certain distributions from an IRA.

      With respect to Non-Qualified Contracts, partial withdrawals, including Periodic Withdrawals, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the contract" at that time. If a partial withdrawal is made from a Guarantee Period which is subject to a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Market Value Adjustment. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the contract." The taxable portion of any annuity payment is taxed at ordinary income tax rates.

Annuity Payments

      Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payment that represents the amount by which the Annuity Account Value exceeds the "investment in the contract" will be taxed; after the investment in the contract is recovered, the full amount of any additional annuity payments is taxable. For fixed annuity payments, in general there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the payments; however, the remainder of each annuity payment is taxable. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payments is taxable. If the annuity payments cease as a result of an Annuitant's death before full recovery of the "investment in the contract," you should consult a competent tax adviser regarding the deductibility of the unrecovered amount.

Penalty Tax


      In the case of a distribution pursuant to a Non-Qualified Contract, there may be imposed a federal income tax penalty equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: (1) made on or after the date on which the Owner attains age 59 1/2; (2) made as a result of death or disability of the Owner; or (3) received in substantially equal periodic payments (at least annually for the life or life expectancy of the Owner or the joint lives or life expectancies of the Owner and a "designated beneficiary." Other exemptions or tax penalties may apply to distributions from a Non-Qualified Contract or certain distributions pursuant to an IRA. For more details regarding these exemptions or penalties consult a competent tax adviser.


Taxation of Death Benefit Proceeds

      Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are includible in the income of the recipient as follows: (1) if distributed in a lump sum, they are taxed in the same manner as a full surrender, as described above, or (2) if distributed under an annuity form, they are taxed in the same manner as annuity payments, as described above.

Distribution-at-Death Rules


      In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules: (A) if any Contract Owner dies on or after the date annuity payments commence, and before the entire interest in the Contract has been distributed, the remainder of his/her interest will not be distributed under a slower distribution schedule than that provided for in the method in effect on the Contract Owner's death; and (B) if any Contract Owner dies before the date annuity payments commence, his/her entire interest must generally be distributed within five years after the date of death provided that if such interest is payable to a designated Beneficiary, then such interest may be made over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payments commence within one year after the Contract Owner's death. If the sole designated Beneficiary is the spouse of the Contract Owner, the Contract may be continued in the name of the spouse as Contract Owner. The designated Beneficiary is the natural person designated by the terms of the Contract or by the Contract Owner as the individual to whom ownership of the contract passes by reason of the Contract Owner's death. If the Contract Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Contract Owner. In addition, when the Contract Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Contract Owner. Distributions made to a Beneficiary upon the Owner's death from an IRA must be made pursuant to the rules in Section 401(a)(9) of the Code.


Transfers, Assignments, or Exchanges

      A Transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences to the Owner that are not discussed herein. An Owner contemplating any such designation, transfer, assignment, or exchange of a Contract should contact a competent tax adviser with respect to the potential tax effects of such a transaction.

Multiple Contracts

      All deferred, non-qualified annuity contracts that are issued by the Company (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the amount includible in gross income under section 72(e) of the Code. Amounts received under any such Contract may be taxable (and may be subject to the 10% Penalty
Tax) to the extent of the combined income in all such Contracts. In addition, the Treasury Department has specific authority to issue regulations that prevent the avoidance of section 72(e) through the serial purchase of annuity contracts or otherwise. Congress has also indicated that the Treasury Department may have authority to treat the combination purchase of an immediate annuity contract and separate deferred annuity contracts as a single annuity contract under its general authority to prescribe rules as may be necessary to enforce the income tax laws.

Withholding

      Annuity distributions generally are subject to withholding for the recipient's federal income tax liability at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.

Possible Changes in Taxation

      In past years, legislation has been proposed that would have adversely modified the federal taxation of certain annuities. For example, one such proposal would have changed the tax treatment of non-qualified annuities that did not have "substantial life contingencies" by taxing income as it is credited to the annuity. There is always the possibility that the tax treatment of annuities could change by legislation or other means (such as IRS regulations, revenue rulings, judicial decisions, etc.). Moreover, it is also possible that any change could be retroactive (that is, effective prior to the date of the change).

Section 1035 Exchanges


      Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one annuity contract for another. Contracts issued on or after January 19, 1985 in an exchange for another annuity contract are treated as new contracts for purposes of the penalty and distribution at death rules. Special rules apply to Contracts issued prior to August 14, 1982. Prospective Owners wishing to take advantage of a Section 1035 exchange should consult their tax adviser.


Individual Retirement Annuities

      The Contract may be used with IRAs as described in Section 408 of the Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" following the rules set out in the Code to maintain favorable tax treatment, to an Individual Retirement Annuity. The sale of a Contract for use with an IRA may be subject to special disclosure requirements of the Internal Revenue Service. Purchasers of the Contract for use with IRA's will be provided with supplemental information required by the Internal Revenue Service or other appropriate agency. Such purchasers will have the right to revoke their purchase within seven days of purchase of the IRA Contract.

      Various tax penalties may apply to contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code. Purchasers should seek competent advice as to the suitability of the Contract for use with IRA's.

      If a Contract is issued in connection with an employer's Simplified Employee Pension ("SEP") plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract may be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

      If a Contract is purchased to fund an IRA the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.


      At the time the Initial Contribution is paid, a prospective purchaser must specify whether he or she is purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is derived from an exchange or surrender of another annuity contract, we may require that the prospective purchaser provide information with regard to the federal income tax status of the previous annuity contract. We will require that persons purchase separate Contracts if they desire to invest monies qualifying for different annuity tax treatment under the Code. Each such separate Contract would require the minimum initial Contribution stated above. Additional Contributions under a Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract; we will not accept an additional Contribution under a Contract if the federal income tax treatment of such Contribution would be different from that of the initial Contribution.

Seek Tax Advice

      The foregoing discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. Further, the federal income tax consequences discussed herein reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each Owner or recipient of the distribution. A COMPETENT TAX ADVISER SHOULD BE CONSULTED FOR FURTHER INFORMATION.

                             ASSIGNMENTS OR PLEDGES

      Generally, rights in the Contract may be assigned or pledged for loans at any time during the life of the Annuitant; however, if the Contract is an IRA, the Owner may not assign the Contract as collateral.

      If a non-IRA Contract is assigned, the interest of the assignee has priority over the interest of the Owner and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

      A copy of any assignment must be submitted to the Company at the Schwab Annuity Service Center. Any assignment is subject to any action taken or payment made by the Company before the assignment was processed. The Company is not responsible for the validity or sufficiency of any assignment.

      If any portion of the Annuity Account Value is assigned or pledged for a loan, it may be treated as a distribution. A competent tax adviser should be consulted for further information.

                          DISTRIBUTION OF THE CONTRACTS

Charles Schwab & Co., Inc. ("Schwab") is the distributor of the Contracts. Schwab is registered with the Securities and Exchange Commission as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Its principal offices are located at 101 Montgomery, San Francisco, California 94104, telephone 800-838-0650.

      Certain administrative services are provided by Schwab to assist the Company in the processing of the Contracts, which services are described in written agreements between Schwab and the Company.

      The Company has agreed to indemnify Schwab (and its agents, employees, and controlling persons) for certain damages arising out of the sale of the Contracts, including those arising under the securities laws.

                             SELECTED FINANCIAL DATA


      The following is a summary of certain financial data of the Company. This summary has been derived in part from, and should be read in conjunction with, the financial statements of the Company included elsewhere in this prospectus.


Millions                                    Years Ended December 31

                                1997       1996       1995      1994       1993

                            ---------  ---------  --------- ---------  ---------

INCOME STATEMENT DATA
 Premiums and other income   $1,279     $ 1,199    $  1,067  $ 1,000    $    696
 Net investment income          897
                                           837         835      768         792
 Realized investment gains       10
(losses)                                   (21)          8      (72)         25

                            ---------  ---------  --------- ---------  ---------

 Total Revenues                2,186                            1,696      1,513
                                          2,015      1,910

 Total benefits and expenses  1,930                             1,593      1,417
                                          1,824      1,733
 Income tax expense              97
                                             56         49       29          31

                           =========  =========  ========= =========  =========

 Net Income                   $ 159     $          $         $          $
                                            135        128       74          65

                            =========  =========  ========= =========  =========


BALANCE SHEET DATA
   Investment assets         $13,206    $12,717    $12,473   $11,791    $11,592
   Separate account assets
                              7,847       5,485      3,999    2,555       1,680
   Total assets                22,078     19,351     17,682    15,616     14,296
   Total policyholder          11,791     11,687     11,492    10,929     10,592
liabilities
   Total shareholder's
equity                        1,186       1,034        993      777         821

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The Company


      Great-West Life & Annuity Insurance Company (the "Company") is a stock life insurance company originally organized under the laws of the State of Kansas in 1907 as the National Interment Association. Its name was changed to Ranger National Life Insurance Company and to Insuramerica Corporation prior to changing to its current name in 1982. In September of 1990, the Company redomesticated and is now organized under the laws of the State of Colorado. The Company ranks in the top 2% of all U.S. life insurers in terms of assets.

      The Company is authorized to engage in the sale of life insurance, accident and health insurance and annuities. It is qualified to do business in all states in the United States except New York, and in the District of Columbia, Puerto Rico and Guam. The Company conducts business in New York through First Great-West Life & Annuity Insurance Company, a subsidiary New York life insurance company.

      The Company operates in one business segment as a provider of life, health and annuity products; however, the business operations of the Company will be discussed in terms of its major business units, which are:


Employee  Benefits - life,  health,  disability  income and 401(k)  products for group clients. Financial Services - accumulation and payout annuity products for both group and individual clients, primarily in the public/non-profit sector, as well as insurance products for individual clients.

Investment              Operations - management of assets,  both general account
                        and  separate   accounts  which   segregate,   from  the
                        Company's general account, the assets and liabilities of
                        contractholders   of   variable   products    ("Separate
                        Accounts").

      Management's discussion and analysis of financial condition and results of operations of the Company for the three years ended December 31, 1997 follows. In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in the following discussion and elsewhere in this report and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the SEC. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe," or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Company's beliefs concerning future or projected levels of sales of the Company's products, investment spreads or yields, or the earnings or profitability of the Company's activities.

      Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility and other risks associated with the Company's investment portfolio, and other factors. Other risks and uncertainties are discussed in documents filed by the Company with the SEC.


Comparison of Years Ended December 31, 1997 and 1996

      The Company's consolidated net income for 1997 increased $24.4 million or 18% to $158.8 million, when compared to 1996.

      Premiums and other income increased 7% from $1,199.2 million in 1996 to $1,278.9 million in 1997. The increase was primarily due to growth in individual participating insurance premiums and an increase in fee income from assets under management.

      Net investment income increased $61.0 million from $836.6 million in 1996 to $897.6 million in 1997. This change reflected improved interest income on investments and additional investment management fees recognized in prior years by Great-West Life.

      The Company's realized investment gains (losses) changed from a net realized loss of $21.1 million in 1996 to a net realized gain of $9.8 million in 1997. The decrease in interest rates in 1997 resulted in realized gains on the sale of fixed maturities totaling $16.0 million, while higher interest rates contributed to $11.6 million of fixed maturity losses recorded in 1996. There was also a 28% improvement in the provision for asset losses as the change in the provision was reduced from $10.6 million in 1996 to $7.6 million in 1997.

      Total benefits and expenses includes life and other policy benefits, increases in reserves, interest paid or credited to contractholders, expenses, and dividends to policyholders. The increase of 6% from $1,824.3 million in 1996 to $1,929.9 million in 1997 was primarily the result of increased operating expenses associated with the cost of developing HMOs, system enhancements, and developing FASCorp's business.

      In October 1996 the Company recaptured certain pieces of an individual participating block of business previously reinsured to Great-West Life. In June 1997 the Company recaptured all remaining pieces of that block of business. The Company recorded various assets and liabilities related to the recaptures as discussed in Note 2 to the financial statements. In recording the recaptures, both life insurance premiums and benefits were increased by the amounts recaptured ($155.8 million and $164.8 million in 1997 and 1996, respectively). Consequently, the net financial results of the Company were not impacted by recording the reinsurance transactions.

      Included in the 1997 and 1996 results of operations was the effect of a release of $47.8 million and $25.6 million for 1997 and 1996, respectively, from a previously recorded contingent tax liability that the Company assumed from Great-West Life in 1993 (see Note 10 to the financial statements). Of the $47.8 million released in 1997, $15.1 million was attributable to participating policyholders and reflected as a liability on the balance sheet.

      In addition to the contingent tax liability release, the Company also in the normal course of business reviewed its deferred tax assets and liabilities and increased its deferred tax liability by $21.6 million in 1997 (of which $10.1 million was attributable to participating policyholders), which resulted in a $11.5 million reduction in net income.

      The effect of the non-recurring transactions described above was to decrease net income by $4.4 million from 1996 to 1997. Excluding the effect of these transactions, the growth in net income reflected higher variable fee income from assets under management, improved investment income, increased realized capital gains and favorable mortality.

      The effective income tax rates were affected by the release of the contingent tax liability discussed above in 1997 and 1996 as these amounts were not taxable, although the increase in the deferred tax liability discussed above negated the impact of the 1997 release.


Comparison of Years Ended December 31, 1996 and 1995


      The Company's 1996 consolidated net income increased 5% to $134.6 million, when compared to 1995.


      Premiums and other income increased 12% from $1,067.4 million in 1995 to $1,199.2 million in 1996. The 1996 premiums included $164.8 million of reinsurance premium associated with the recapture of a block of participating individual insurance business from Great-West Life. This transaction did not impact consolidated net income, as it was offset by an increase in reserves (see discussion of policy benefits below). Therefore, premiums and other income from operations were down from 1995 levels, which reflects a 7% reduction in group life and health premiums due to high termination rates associated with price sensitivity and competition from managed care companies.

      Net investment income increased $1.5 million from $835.1 million in 1995 to $836.6 million in 1996. This change reflected an increase in the amount of invested assets of $243.8 million, which was largely offset by a lower effective yield on investments purchased in late 1995 and early 1996. The increase in invested assets is primarily the result of growth in policy loans on the Corporate-Owned Life Insurance ("COLI") business.

      The Company's realized investment gains (losses) changed from a net realized gain of $7.5 million in 1995 to a net realized loss of $21.1 million in 1996. The increase in interest rates in 1996 resulted in realized losses on the sale of fixed maturities totaling $11.6 million, while lower interest rates contributed to $28.2 million of fixed maturity gains recorded in 1995. The 50% improvement in the provision for asset losses helped to partially offset the fixed maturities capital losses, as the change in provision was reduced from $22.0 million in 1995 to $10.6 million in 1996.

      Total benefits and expenses includes life and other policy benefits, increase in reserves, interest paid or credited to contractholders, expenses, and dividends to policyholders. The increase of 5% from $1,733.3 million in 1995 to $1,824.3 million in 1996 is primarily the result of the increase in reserves of $164.8 million associated with the recapture of insurance from Great-West Life. After this adjustment the total benefits and expenses actually decreased from 1995 to 1996. This is the result of a reduction in group health claims which is consistent with the premium decrease discussed previously.

      Net income in 1996 also reflects a $25.6 million release of a previously recorded contingent liability that the Company assumed from Great-West Life in 1993. The release was triggered by the resolution of 1988 and 1989 tax issues with the Internal Revenue Service.

      The effective income tax rates were reduced in 1996 by the release of the contingent liability which was not taxable and in 1995 by the release of a $13.3 million deferred tax valuation allowance in a subsidiary investment company.

Investment Operations

      The  Company's  primary  investment  objective is to acquire  assets whose durations and cash flows reflect the characteristics of the Company's liabilities, while meeting industry, size, issuer and geographic diversification standards. Formal liquidity and credit quality parameters have also been established.


      The Company follows rigorous procedures to control interest rate risk and observes strict asset and liability matching guidelines. These guidelines are designed to ensure that even in changing interest rate environments, the Company's assets will always be able to meet the cash flow and income requirements of its liabilities. Through dynamic modeling, using state-of-the-art software to analyze the effects of a wide range of possible market changes upon investments and policyholder benefits, the Company ensures that its investment portfolio is appropriately structured to fulfill financial obligations to its policyholders.


      A summary of the Company's invested assets (Millions) follows:


                                                 1997              1996
                                                 ----              ----
     Fixed maturities, available for sale,
        at fair value                             $6,698            $6,206
     Fixed maturities, held-to-maturity,
        at amortized cost                          2,083             1,993
     Mortgage loans                                1,236             1,488
     Real estate and common stock                    133                88
     Short-term investments                          399               419
     Policy loans                                  2,657             2,523
                                                --------          --------
                                                 $13,206           $12,717
                                                 =======           =======


Fixed Maturities

      Fixed maturity investments include publicly traded bonds, privately placed bonds and public and private structured assets. This latter category contains both asset-backed and mortgage-backed securities, including collateralized mortgage obligations ("CMOs"). The Company's strategy related to structured assets is to focus on those with lower volatility and minimal credit risk. The
Company does not invest in higher risk CMOs such as interest-only and principal-only strips, and currently has no plans to invest in such securities.


      Private placement investments, which are primarily in the held-to-maturity category, are generally less marketable than publicly traded assets, yet they typically offer covenant protection which allows the Company, if necessary, to take appropriate action to protect its investment. The Company believes that the cost of the additional monitoring and analysis required by private placements is more than offset by their enhanced yield.


      One of the Company's primary objectives is to ensure that its fixed maturity portfolio is maintained at a high average quality, so as to limit credit risk. In excess of 85% of the value of the securities in this portfolio are rated by external rating agencies. If not externally rated, the securities are rated by the Company on a basis intended to be similar to that of the rating agencies.

      The distribution of the fixed maturity portfolio (both available for sale and held to maturity) by credit rating is summarized as:


     Credit Rating                          1997              1996
     -------------                          ----              ----
     AAA                                           45.7%              45.9%
     AA                                             8.8                8.1
     A                                             23.8               23.7
     BBB                                           20.7               20.9
     BB and Below (non-investment grade)            1.0                1.4
                                                -------            -------
        TOTAL                                     100.0%             100.0%



At December 31, 1997, the Company had no bonds in default. At December 31, 1996, there was one bond in default with a carrying value of $8 million.


Mortgage Loans


      During 1997, the mortgage portfolio declined 17% to $1.2 billion, net of impairment reserves. The Company has not actively sought new loan opportunities since 1989 and, as such, has experienced an ongoing reduction in this portfolio's balance.


      The Company follows a comprehensive approach to the management of mortgage loans which includes ongoing analysis of key mortgage characteristics such as debt service coverage, net collateral cash flow, property condition, loan to value ratios and market conditions. Collateral valuations are performed for those mortgages which, after review, are determined by management to present possible risks and exposures. These valuations are then incorporated into the determination of the Company's allowance for credit losses.


      The average balance of impaired loans continued to remain low at $37.9 million in 1997 compared with $39.1 million in 1996, and foreclosures totaled $14.1 million and $13.0 million in 1997 and 1996, respectively. The low levels of problematic mortgages relative to the Company's overall balance sheet are due to the ongoing decrease in the size of the mortgage portfolio, the Company's active loan management program and improvement in market conditions.

      Occasionally, the Company elects to restructure certain loans if the economic benefits to the Company are believed to be more advantageous than those achieved by acquiring the collateral through foreclosure. At December 31, 1997 and 1996, the Company's loan portfolio included $64.4 million and $68.3 million, respectively, of non-impaired restructured loans.


Real Estate and Common Stock


      The Company's real estate portfolio is composed primarily of the Home Office property ($56.9 million) and properties acquired through the foreclosure of troubled mortgages. The Company operates a wholly owned real estate subsidiary which attempts to maximize the value of these properties through rehabilitation, leasing and sale. The Company anticipates limited, if any, investments in real estate assets during 1998.

      The common stock portfolio is composed of mutual fund seed money and some private equity investments. The Company anticipates a limited participation in the stock markets in 1998.


Derivatives


      The Company uses certain derivatives, such as futures, options, and swaps, for purposes of hedging interest rate and foreign exchange risk. These derivatives, when taken alone, may subject the Company to varying degrees of market and credit risk; however, when used for hedging, these instruments typically reduce risk. The Company controls the credit risk of its financial contracts through credit approvals, limits and monitoring procedures. The Company has also developed controls within its operations to ensure that only Board authorized transactions are executed. Note 6 to the financial statements contains a summary of the Company's outstanding financial hedging derivatives.

Outlook

      General economic conditions continued to improve during 1997, including improvement or stabilization in many real estate markets. The Company does not expect to recognize any asset chargeoffs or restructurings which would result in a material adverse effect upon the Company's financial condition in 1998.

Liquidity and Capital Resources


      The Company's operations have liquidity requirements that vary among the principal product lines. Life insurance and pension plan reserves are primarily long-term liabilities. Accident and health reserves, including long-term disability, consist of both short-term and long-term liabilities. Life insurance and pension plan reserve requirements are usually stable and predictable, and are supported primarily by long-term, fixed income investments. Accident and health claim demands are stable and predictable but generally shorter term, requiring greater liquidity.


      Generally, the Company has met its operating requirements by maintaining appropriate levels of liquidity in its investment portfolio and utilizing positive cash flows from operations. Liquidity for the Company has remained strong, as evidenced by significant amounts of short-term investments and cash, which totaled $525.4 million and $544.2 million as of December 31, 1997 and 1996, respectively.


      Funds provided from premiums and fees, investment income and maturities of investment assets are reasonably predictable and normally exceed liquidity requirements for payment of claims, benefits and expenses. However, since the timing of available funds cannot always be matched precisely to commitments, imbalances may arise when demands for funds exceed those on hand. Also, a demand for funds may arise as a result of the Company taking advantage of current investment opportunities. The Company's capital resources represent funds available for long-term business commitments and primarily consist of retained earnings and proceeds from the issuance of commercial paper and equity securities. Capital resources provide protection for policyholders and the financial strength to support the underwriting of insurance risks, and allow for continued business growth. The amount of capital resources that may be needed is determined by the Company's senior management and Board of Directors as well as by regulatory requirements. The allocation of resources to new long-term business commitments is designed to achieve an attractive return, tempered by considerations of risk and the need to support the Company's existing business.


      The Company's financial strength provides the capacity and flexibility to enable it to raise funds in the capital markets through the issuance of commercial paper. The Company continues to be well capitalized, with sufficient borrowing capacity to meet the anticipated needs of its business. The Company had $54.1 million of commercial paper outstanding at December 31, 1997, compared with $84.7 million at December 31, 1996. The commercial paper has been given a rating of A-1+ by Standard & Poor's Corporation and a rating of P-1 by Moody's Investors Service, each being the highest rating available.

Accounting Pronouncements

      During the fourth quarter of 1995, the Financial Accounting Standards Board issued a guide to implementation of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which permits a one-time opportunity to reclassify securities subject to SFAS No. 115. Consequently, the Company reassessed the classification of its investment portfolio in December 1995 and reclassed securities totaling $2.1 billion from held-to-maturity to available-for-sale. In connection with this reclassification, an unrealized gain, net of related policyholder amounts and deferred income taxes, of $23.4 million was recognized in stockholder's equity at the date of transfer.


      In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The implementation of this statement had no material effect on the Company's results of operations, liquidity or financial condition.


      In connection with the employee transfer discussed in Note 2 to the financial statements, effective January 1, 1997 the Company implemented SFAS No. 87, "Employers Accounting for Pensions" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". Previously, employee expenses (including costs for benefit plans) were transferred from Great-West Life to the Company through administrative services agreements. Accordingly, the implementation of these standards had no material effect on the financial results of the Company.

      Effective January 1, 1998, the Company will implement SFAS No. 125, "Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities", as it relates to repurchase agreements and securities lending arrangements. Management estimates that this change will not have a material effect on the Company's financial results.

      Effective January 1, 1998, the Company will implement SFAS No. 130, "Reporting Comprehensive Income", which requires the disclosure of comprehensive income and its components. The Company recognizes unrealized gains and losses, net of adjustments, on its investments available for sale portfolio. These items will be disclosed as comprehensive income.

      Effective October 1, 1998, the Company will implement the disclosure requirements of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. The Company anticipates, with the adoption of SFAS No. 131, that it will incorporate segment disclosures of its current operating units. The Company believes the segment information required to be disclosed under SFAS No. 131 will be more comprehensive than previously provided, including expanded disclosures of income statement and balance sheet items for each of its reportable operating segments.

     Effective January 1, 1998, the Company will implement SFAS No. 132, "Employer's Disclosures About Pensions and Other Postretirement Benefits". The Company expects to modify its disclosure for its postretirement benefit plans to conform to the requirements of SFAS No. 132.

Year 2000

      The Company has a number of existing computer programs that use only two digits to identify a year in the date field, which creates a problem with the upcoming change in the century. The Company has developed detailed plans that it expects to rectify the year 2000 problem. These plans include modifying programs where necessary, replacing certain programs with year 2000 compliant software, and working with vendors and business partners, including banks, custodians and investment managers, who need to become year 2000 compliant. The resources that are being devoted to this effort are substantial. Management estimates that the total cost to implement these plans will not be material, and has budgeted the expense as part of its computer systems operating costs in 1998 and early 1999. The Company anticipates that its systems will be year 2000 compliant on or about first quarter 1999, but there can be no assurance that the Company will be successful, or that interaction with other service providers will not impair the Company's services at that time.


Regulation

General

      The Company must comply with the insurance laws of all jurisdictions in which it is licensed to do business. Although the intent of regulation varies, most jurisdictions have laws and regulations governing rates, solvency, standards of business conduct and various insurance and investment products. The form and content of statutory financial reports and the type and concentration of investments are also regulated.


      The Company's operations and accounts are subject to examination by the Colorado Insurance Division and other regulators at specified intervals. The latest financial examination by the Colorado Insurance Division was completed in 1997, and covered the five year period ending December 31, 1995. This examination produced no significant adverse findings regarding the Company.


Solvency Regulation


      The National Association of Insurance Commissioners has adopted risk-based capital rules for life insurance companies. These rules recommend a specified level of capital depending upon the types and quality of investments held, the types of business written, and the types of liabilities maintained. Depending on the ratio of the insurer's adjusted capital to its risk based capital, the insurer could be subject to various regulatory actions ranging from increased scrutiny to conservatorship. Based on the Company's December 31, 1997 statutory financial reports, the Company was well within these rules.

      The National Association of Insurance Commissioners Insurance Regulatory Information System ratios are another set of tools used by regulators to provide an "early warning" as to when a company may require special attention. There are twelve categories of financial data with defined usual ranges for each. For 1997, the Company was within the usual ranges in all categories.


Insurance Holding Company Regulations


      The Company is subject to and complies with insurance holding company regulations in Colorado. These regulations contain certain restrictions and reporting requirements for transactions between an insurer and its affiliates, including the payments of dividends. They also regulate changes in control of an insurance company.


Securities Laws


      The Company is subject to various levels of regulation under federal securities laws. The Company's broker-dealer subsidiaries are regulated by the Securities and Exchange Commission ("SEC") and the National Association of
Securities Dealers, Inc. The Company's investment advisor subsidiary and transfer agent subsidiary are regulated by the SEC. Certain of the Company's Separate Accounts and mutual funds, are registered under the Investment Company Act of 1940 and the offerings of certain of the Company's variable insurance and annuity products are registered under the Securities Act of 1933.

HMO Regulation

      The Company's HMO subsidiaries are subject to regulation by various government agencies in the states in which they are licensed to do business. This involves the regulation of solvency, contracts, rates, quality assurance, minimum levels of benefits, and the availability and continuity of care.


Guaranty Funds


      Under insurance guaranty fund laws existing in all states, insurers doing business in those states can be assessed (up to prescribed limits) for certain obligations of insolvent insurance companies. The Company has established a reserve of $8.7 million as of December 31, 1997 to cover future assessments of known insolvencies. The Company has historically recovered more than half of the guaranty fund assessments through statutorily permitted premium tax offsets. The Company has a prepaid asset associated with guaranty fund assessments of $5.6 million at December 31, 1997.


Canadian Regulation


      Because the Company is a subsidiary of Great-West Life, which is a Canadian company, the Office of the Superintendent of Financial Institutions Canada conducts periodic examinations of the Company and approves certain investments in subsidiary companies.


Ratings


      The Company is rated by a number of nationally recognized rating agencies. The ratings represent the opinion of the rating agencies on the financial strength of the Company and its ability to meet the obligations of its insurance policies; however, these ratings and the Company's financial strength do not extend to the investment return or principal value of the Company's separate accounts.

Rating Agency              Measurement                           Rating

-------------------------  ------------------------------------  ----------


A.M. Best Company          Financial  Condition  and Operating   A++ *
                           Performance
Duff      &       Phelps   Claims Paying Ability                 AAA *
Corporation
Standard     &    Poor's   Claims Paying Ability                 AA+ **
Corporation
Moody's        Investors   Insurance Financial Strength          Aa2 ***
Service



*     Highest ratings available.
**   Second highest rating out of 19 rating categories.
***  Third highest rating out of 19 rating categories.

Miscellaneous

      No customer accounted for 10% or more of the Company's consolidated revenues in 1997. In addition, no unit of the Company's business is dependent on a single customer or a few customers, the loss of which would have a significant effect on the Company or any of its business units. The loss of business from any one, or a few, independent brokers or agents would not have a material adverse effect on the Company or any of its business units.

      The Company had approximately 4,600 employees at December 31, 1997.


          The executive offices of the Company consist of a 517,633 square foot office complex located in Englewood, Colorado. The office complex is owned by a subsidiary of the Company. The Company leases sales and claims offices throughout the United States.

Directors and Officers


      Set forth below is information concerning the Company's directors and executive officers, together with their principal occupation for the past five years. Unless otherwise indicated, all of the directors have been engaged for not less than five years in their present principal occupations or in another executive capacity with the companies or firms identified.

Director                          Principal Occupation(s) For
                                  Last Five Years

James Balog                       Company Director

James W. Burns, O.C.              Chairman   of  the  Boards  of   Great-West
                                  Lifeco,  Great-West Life,  London Insurance
                                  Group  Inc.   and  London  Life   Insurance
                                  Company; Deputy Chairman, Power Corporation

Orest T. Dackow                   President  and  Chief  Executive   Officer,
                                Great-West Lifeco

Robert G. Graham                  Company   Director   since   January  1996;
                                  previously  Chairman  and  Chief  Executive
                                  Officer, Inter-City Products Corporation

Robert Gratton                    Chairman  of  the  Board  of  the  Company;
                                  President  and  Chief  Executive   Officer,
                                  Power Financial

N. Berne Hart                     Company Director

Kevin P. Kavanagh                 Company Director

William Mackness                  Company    Director    since   July   1995;
                                  previously  Dean,  Faculty  of  Management,
                             University of Manitoba

William T. McCallum               President  and Chief  Executive  Officer of
                                  the Company;  President and Chief Executive
                                  Officer,    United    States    Operations,
                                  Great-West Life

Jerry E.A. Nickerson              Chairman  of the Board,  H.B.  Nickerson  &
                                  Sons Limited

The Honourable                    Vice-Chairman,  Power  Corporation;  Member
P. Michael Pitfield, P.C., Q.C.   of the Senate of Canada

Michel Plessis-Belair, F.C.A.     Vice-Chairman and Chief Financial  Officer,
                                  Power        Corporation;         Executive
                                  Vice-President    and    Chief    Financial
                            Officer, Power Financial

Brian E. Walsh                    Co-Founder  and Managing  Partner,  Veritas
                                  Capital  Management,  LLC  since  September
                                  1997;  previously  Partner,   Trinity  L.P.
                                  from   January   1996;previously   Managing
                                  Director  and  Co-Head,  Global  Investment
                                  Bank, Bankers Trust Company


Executive Officers                Principal Occupation(s) For
                                  Last Five Years

William  T.  McCallum   President President  and Chief  Executive  Officer of
and Chief                         the Company;  President and Chief Executive
Executive Officer                 Officer,    United    States    Operations,
                                  Great-West Life

Dennis Low                        Executive   Vice    President,    Financial
Executive     Vice     President, Services of the Company and Great-West Life
Financial Services

Alan D. MacLennan                 Executive    Vice    President,    Employee
Executive     Vice     President, Benefits of the Company and Great-West Life
Employee Benefits

James D. Motz                     Executive    Vice    President,    Employee
Executive Vice President,         Benefits of the Company and Great-West Life
Employee Benefits

Douglas L. Wooden                 Executive   Vice    President,    Financial
Executive Vice President,         Services of the Company and
Financial Services                Great-West Life

John A. Brown                     Senior  Vice  President,  Sales,  Financial
Senior  Vice  President,   Sales, Services of the Company and Great-West Life
Financial Services

Donna A. Goldin                   Executive    Vice   President   and   Chief
Executive   Vice   President  and Operating  Officer,  One Corporation  since
Chief Operating Officer,          June  1996;   previously   Executive   Vice
One Corporation                   President  and  Chief  Operating   Officer,
                                  Harris Methodist Health Plan since March 1995;
                                  previously  Executive Vice President and Chief
                                  Operating Officer, Private Healthcare Systems,
                                  Inc.

Mitchell T.G. Graye               Senior  Vice  President,   Chief  Financial
Senior  Vice   President,   Chief Officer  of  the   Company;   Senior   Vice
Financial Officer                 President,  Chief Financial Officer, United
                             States, Great-West Life

John T. Hughes                    Senior  Vice  President,  Chief  Investment
Senior Vice President,            Officer  of  the   Company;   Senior   Vice
Chief Investment Officer          President,    Chief   Investment   Officer,
                                  United States, Great-West Life

D. Craig Lennox                   Senior Vice President,  General Counsel and
Senior  Vice  President,  General Secretary  of  the  Company;   Senior  Vice
Counsel and Secretary             President  and Chief  U.S.  Legal  Officer,
                                  Great-West Life

Steve H. Miller                   Senior Vice  President,  Employee  Benefits
Senior Vice President, Employee Sales of the Company and Great-West Life Benefits Sales

Charles P. Nelson                 Senior Vice President,
Senior  Vice  President,   Public Public  Non-Profit  Markets of the  Company
Non-Profit Markets                and Great-West Life

Martin Rosenbaum                  Senior Vice  President,  Employee  Benefits
Senior Vice  President,  Employee Operations  of the Company  and  Great-West
Benefits Operations               Life


Robert K. Shaw                    Senior Vice President,  Individual  Markets
Senior      Vice       President, of the Company and Great-West Life
Individual Markets


Executive Compensation


      The following table sets out all compensation paid to the individuals who were, at December 31, 1997, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively the "Named Executive Officers") for services rendered to the Company and its subsidiaries, and Great-West Life, in all capacities for fiscal years ended 1995, 1996 and 1997, respectively.


----------------------------------------------------------======================

                                   Annual compensation    Long-term
                                                          compensation awards

----------------------------------------------------------======================
----------------------------------------------------------======================

Name and             Year        Salary     Bonus         Options (1)
principal position               ($)        ($)           (#)

----------------------------------------------------------======================
----------------------------------------------------------======================

W.T. McCallum,       1997        608,708    406,250       300,000 (3)
President and        1996        561,818    370,500       300,000 (2)
Chief      Executive 1995        523,958    351,000       -
Officer
                                            225,000(4)

----------------------------------------------------------======================
----------------------------------------------------------======================

J.T. Hughes,         1997        324,000    162,000       -
Senior          Vice 1996        312,000    136,968       80,000 (2)
President,     Chief 1995        301,000    150,500       -
Investment Officer

----------------------------------------------------------======================
----------------------------------------------------------======================

D.  Low,   Executive 1997        340,000    132,000       50,000 (3)
Vice      President, 1996        325,000    146,250       150,000 (2)
Financial Services   1995        305,000    150,500       -

----------------------------------------------------------======================
----------------------------------------------------------======================

A.D.      MacLennan, 1997        340,000    132,000       50,000 (3)
Executive       Vice 1996        325,000    115,000       150,000 (2)
President,  Employee 1995        312,000    125,000       -
Benefits

----------------------------------------------------------======================
----------------------------------------------------------======================

D.L. Wooden          1997        300,000    150,000       150,000 (3)
Executive       Vice 1996        287,000    143,500       100,000 (2)
President,           1995        275,500    137,500       -
Financial Services

----------------------------------------------------------======================



(1) The options set out are options for common shares of Great-West Lifeco which are granted by Great-West Lifeco pursuant to the Great-West Lifeco Stock Option Plan ("Lifeco Options").

(2) These Lifeco Options become exercisable 20% per year commencing on the first anniversary of the grant and expire ten years after the date of the grant.

(3) All or portions of these Lifeco Options become exercisable if certain financial targets are attained. If exercisable, the exercise period runs from April 1, 2002 to June 26, 2007.

(4) A special one-time bonus payment with respect to long-term performance.

      The following table describes options granted to the Named Executive Officers during the most recently completed fiscal year. All options are Lifeco Options granted pursuant to the Great-West Lifeco Stock Option Plan. Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.43.


----------------------------------------------------------======================

                                                    Potential  realizable
                                                    value   at    assumed
Individual grants                                   annual    rates    of
                                                       stock           price
                                                       appreciation      for
                                                      option term

--------------------------------------------------------======================


                        Percent of
                        total
             Options    options      Exercise
Name         granted    granted to   or base    Expiration    5%         10%
             (#)        employees    price      date          ($)        ($)
                        in fiscal   ($/share)
                        year

--------------------------------------------------------------------============
--------------------------------------------------------------------============

W.T.         300,000      19.43    22.70     June 26, 2007 4,282,772  10,853,386
McCallum

-------------------------------------------------------------------============
-------------------------------------------------------------------============

J.T. Hughes  -          -           -         -             -          -

--------------------------------------------------------------============
--------------------------------------------------------------============

D. Low       50,000     3.24        22.70     June 26, 2007 713,795    1,808,898

--------------------------------------------------------------------============
--------------------------------------------------------------------============

A.D.         50,000     3.24        22.70     June 26, 2007 713,795    1,808,898
MacLennan

--------------------------------------------------------------------============

D.L. Wooden  150,000    9.72        22.70     June 26, 2007 2,141,386  5,426,693

--------------------------------------------------------------------============



      Prior to April 24,1996, the Named Executive Officers participated in the Power Financial Employee Share Option Plan pursuant to which options to acquire common shares of Power Financial ("PFC Options") were granted. The following table describes all PFC Options exercised in 1997, and all unexercised PFC
Options held as of December 31, 1997, by the Named Executive Officers. PFC Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.43.


-------------------------------------------------------========================

                              Unexercised    options Value  of   unexercised
                              at fiscal year-end     in-the-money    options
                              (#)                    at fiscal year-end
                                                               ($)

-------------------------------------------------------========================

              Shares
              acquired      Value
Name          on exercise   realized    Exercisable            Exercisable
              (#)           ($)         Unexercisable          Unexercisable

==============-------------------------------------------------------------=====

W.T. McCallum 12,000        240,445     40,000     -           1,201,486   -

                                                   ------------            =====
==============-------------------------------------------------------------=====

J.T. Hughes   -             -           120,000    -           3,312,063   -

                                                   ------------            =====
==============-------------------------------------------------------------=====

D. Low        74,600        1,123,970   -          -           -           -

                                                   ------------            =====
==============-------------------------------------------------------------=====

A.D.          -             -           -          -           -           -
MacLennan

                                                   ------------            =====
================================================================================

D.L. Wooden   -             -           88,000     -           2,449,038   -

================================================================================



      Commencing April 24,1996, the Named Executive Officers began participating in the Great-West Lifeco Stock Option Plan. The following table describes all Lifeco Options exercised in 1997, and all unexercised Lifeco Options held as of December 31, 1997, by the Named Executive Officers. Lifeco Options are issued with an exercise price in Canadian dollars. Canadian dollar amounts have been translated to U.S. dollars at a rate of 1/1.43.


--------------------------------------------------------========================

                                Unexercised    options Value  of   unexercised
                                at fiscal year-end     in-the-money    options
                                (#)                    at fiscal year-end
                                                       ($)

--------------------------------------------------------========================

              Shares
              acquired      Value
Name          on exercise   realized    Exercisable/            Exercisable/
              (#)           ($)         Unexercisable          Unexercisable

==============-------------------------------------------------------------=====

W.T. McCallum -             -           60,000/540,000      903,941/4,881,489

                                        -----------                        =====
==============-------------------------------------------------------------=====

J.T. Hughes   -             -           16,000/64,000       241,051/964,204

                                        -----------                        =====
==============-------------------------------------------------------------=====

D. Low        -             -           30,000/170,000        451,970/2,018,836

                                        -----------                        =====
==============-------------------------------------------------------------=====

A.D.          -             -           30,000/170,000        451,970/2,018,836
MacLennan

                                        -----------                        =====
================================================================================

D.L. Wooden   -             -           20,000/230,000      301,314/1,838,117

================================================================================


Pension Plan Table

      The following table sets out the pension benefits payable to the Named Executive Officers by Great-West Life or the Company.

PENSION PLAN TABLE

=========================================================================

                     Years of service

                     ====================================================

Remuneration
($)
                          15                 20                  25             30               35

=========================================================================

400,000               120,000               160,000              200,000        240,000        240,000

=========================================================================

500,000               150,000               200,000              250,000        300,000        300,000

=========================================================================

600,000               180,000               240,000              300,000        360,000        360,000

=========================================================================

700,000               210,000               280,000              350,000        420,000        420,000

---------------------====================================================

800,000               240,000               320,000              400,000        480,000         480,000

---------------------====================================================
---------------------====================================================

900,000              270,000                360,000              450,000        540,000          540,000

---------------------====================================================
=========================================================================

1,000,000            300,000                 400,000             500,000      600,000         600,000

=========================================================================


      The Named Executive Officers have the following years of service.

 ame..            Years of Service

W.T. McCallum           31
J.T. Hughes             7
D. Low                  32
A.D. MacLennan           31
D.L. Wooden              6


      For W.T. McCallum, the benefits shown are payable commencing December 31, 2000, and remuneration is the average of the highest 36 consecutive months of compensation during the last 84 months of employment. For J.T. Hughes, D. Low, A.D. MacLennan and D.L. Wooden, the benefits shown are payable upon the attainment of age 62, and remuneration is the average of the highest 60 consecutive months of compensation during the last 84 months of employment. Compensation includes salary and bonuses prior to any deferrals. The normal form of pension is a life only annuity. Other optional forms of pension payment are available on an actuarially equivalent basis. The benefits listed in the table are subject to deduction for social security and other retirement benefits.


Directors of the Company

      The following sets out remuneration paid by the Company to its directors.


      For each director of the Company who is not also a director of Great-West Life, the Company pays an annual fee of $15,000, and a meeting fee of $1,000 for each meeting of the Board of Directors or a committee thereof attended. With the exception of the President and Chief Executive Officer of Great-West Lifeco and the President and Chief Executive Officer of the Company, for each director of the Company who is also a director of Great-West Life, the Company pays a meeting fee of $1,000 for each meeting of the Board of Directors or a committee thereof attended which is not coincident with a Great-West Life meeting. In addition, all directors are reimbursed for incidental expenses.


      The above amounts are paid in the currency of the country of residence of the director.

Compensation Committee Interlocks and Insider Participation


     Executive compensation is determined by the Company's Board of Directors. W.T. McCallum, President and Chief Executive Officer of the Company, is a member of the Board of Directors. Mr. McCallum participated in executive compensation matters generally but was not present when his own compensation was discussed or determined.


Security Ownership of Certain Beneficial Owners


      As of March 1, 1998, the following sets out the beneficial owners of more than 5% of the Company's voting securities:


(1) 100% of the Company's 7,032,000 outstanding common shares are owned by The Great-West Life Assurance Company, 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.

(2) 99.5% of the outstanding common shares of The Great-West Life Assurance Company are owned by Great-West Lifeco Inc., 100 Osborne Street North, Winnipeg, Manitoba, Canada R3C 3A5.


(3) 81.2% of the outstanding common shares of Great-West Lifeco Inc. are controlled by Power Financial Corporation, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(4) 67.7% of the outstanding common shares of Power Financial Corporation are owned by 171263 Canada Inc., 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.


(5) 100% of the outstanding common shares of 171263 Canada Inc. are owned by Marquette Communications Corporation, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(6)   100%  of  the  outstanding  common  shares  of  Marquette   Communications
      Corporation are owned by Power Corporation of Canada, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3.

(7) Mr. Paul Desmarais, 751 Victoria Square, Montreal, Quebec, Canada H2Y 2J3, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

Security Ownership of Management


      The following table sets out the number of equity securities, and exercisable options for equity securities, of the Company or any of its parents or subsidiaries, beneficially owned, as of March 1, 1998, by (i) the directors of the Company; (ii) the Named Executive Officers; and (iii) the directors and executive officers of the Company as a group.

-------------------------------------------------------------------------------

                    Company

                   -------------------------------------------------------------
                   -------------------------------------------------------------

                    The            Great-West    Power           Power
                    Great-West     Lifeco Inc.   Financial       Corporation  of
                    Life                         Corporation     Canada
                    Assurance
                    Company
                    (1)            (2)           (3)             (4)

                   -------------------------------------------------------------

Directors


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

J. Balog            -              -             -               -

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

J. W. Burns         50             56,000        4,000           200,320
                                                                 101,750 options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

O.T. Dackow         16             35,881        10,000 options  -
                                   100,000
                                   options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

A. Desmarais        50             20,000        10,800          170,800
                                                                 306,750 options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

P. Desmarais, Jr.   50             30,000        -               306,750 options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

R.G. Graham         -              -             -               -

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

R. Gratton          -              165,000       155,000         2,500
                                                 2,160,000       150,000 options
                                                 options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

N.B. Hart           -              -             -               -

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

K. P. Kavanagh      -              27,584        -               -

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

W. Mackness         -              -             -               -

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

W.T. McCallum       17             35,133        52,000          -
                                   60,000
                                   options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

J.E.A. Nickerson    -              -             -               -

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

P.M. Pitfield       -              45,000        35,000          50,000
                                                                 121,750 options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

M. Plessis-Belair   -              10,000        1,000           7,900
                                                                 21,750 options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

B.E. Walsh          -              -             -               3,700

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Named Executive Officers


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

W.T. McCallum       17             35,133        52,000          -
                                   60,000
                                   options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

J.T. Hughes         -              4,788         120,000 options -
                                   16,000
                                   options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

D. Low              -              8,266         64,600          -
                                   30,000
                                   options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

A.D. MacLennan      -              9,502         -               -
                                   30,000
                                   options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

D.L. Wooden         -              20,000        88,000 options  -
                                   options

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Directors and Executive
Officers as a Group


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    183            470,520       322,400         435,220
                                   353,600       2,378,000       1,008,750
                                   options       options         options

--------------------------------------------------------------------------------



(1) All holdings are common shares of The Great-West Life Assurance Company. (2) All holdings are common shares, or where indicated, exercisable options for common shares, of Great-West Lifeco Inc.

(3) All holdings are common shares, or where indicated, exercisable options for common shares, of Power Financial Corporation.
(4) All holdings are subordinate voting shares, or where indicated, exercisable options for subordinate voting shares, of Power Corporation of Canada.


      The number of common shares and exercisable options for common shares of Power Financial Corporation held by R. Gratton represents 1.31% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. The number of common shares and exercisable options for common shares of Power Financial Corporation held by the directors and executive officers as a group represents 1.53% of the total number of common shares and exercisable options for common shares of Power Financial Corporation outstanding. The number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada held by the directors and executive officers as a group represents 1.44% of the total number of subordinate voting shares and exercisable options for subordinate voting shares of Power Corporation of Canada outstanding. None of the remaining holdings set out above exceed 1% of the total number of shares and exercisable options for shares of the class outstanding.


                         RIGHTS RESERVED BY THE COMPANY

      The Company reserves the right to make certain changes if, in its judgment, they would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, the Company will obtain your approval of the changes and approval from any appropriate regulatory authority. Such approval may not be required in all cases, however. Examples of the changes the Company may make include:

      - To make any changes required by the Internal Revenue Code or by any other applicable law in order to continue treatment of the Contract as an annuity.

      - To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit the Company to take, including to change the way the Company assess charges, but without increasing as to any then outstanding Contract the aggregate amount of the types of charges which the Company has guaranteed.

                                LEGAL PROCEEDINGS


      The Company is currently not a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which the Company may be a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of the Company.


                                  LEGAL MATTERS


      Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt Boros Cicchetti Berenson & Johnson LLP. The organization of the Company, the Company's authority to issue the Contract, and the validity of the form of the Contract have been passed upon by Ruth B. Lurie, Vice President, Counsel and Associate Secretary of the Company.

                                     EXPERTS

      The consolidated financial statements of Great-West Life & Annuity Insurance Company at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      The Company has filed a registration statement ("Registration Statement") with the Commission under the 1933 Act relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration
Statement and does not contain all of the information set forth in the Registration Statement and exhibits thereto. Reference is hereby made to the Registration Statement and exhibits for further information relating to us and the Contracts. Statements contained in this prospectus, as to the content of the Contracts and other legal instruments, are summaries. For a complete statement of the terms thereof, reference is made to the instruments as filed as exhibits to the Registration Statement. The Registration Statement and its exhibits may be inspected and copied at the offices of the Commission located at 450 Fifth Street, N.W., Washington, D.C.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith it has filed reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities on the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C., and at the Commission's Regional Offices located at 75 Park Place, New York, New York, and Northwestern Atrium Center, 500 West Madison Street, Site 1400, Chicago, Illinois. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The commission maintains a Web Site that contains reports and information statements and other information regarding the Company, which files such documents electronically with the Commission, at the following address:

http://www.sec.gov.

                                   Appendix A

The standard  nonforfeiture rate in all states, other than those listed below is
3%

Florida                 0%
Mississippi             0%
Oklahoma                0%

                                  Appendix B

On the following pages are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.


Example #1 - Increasing Interest Rates

      Deposit:                      $25,000 on November 1, 1996
      Maturity Date:                December 31, 2005
      Interest Guarantee Period:          10 years
      i:                      assumed to be 6.15%
      Surrender Date:               July 1, 2000
      j:                      7.00%
      Amount Surrendered:           $10,000
      N:                      65

            MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                  =     {[1.0615/1.071]65/12} - 1
                  =     .952885 - 1
                  =     -.047115

            MVA   =     (amount Transferred or surrendered) x MVAF
                  =     $10,000 x - .047115
                  =     - $471.15

            Surrender Value = (amount Transferred or surrendered + MVA) x (1 - Surrender Charge)
                              =     ($10,000 + - $471.15) x (1 - 0)
                              =     $9,528.85

      Example #2 - Decreasing Interest Rates

      Deposit:                      $25,000 on November 1, 1996
      Maturity Date:                December 31, 2005
      Interest Guarantee Period:          10 years
      i:                      assumed to be 6.15%
      Surrender Date:               July 1, 2000
      j:                      5.00%
      Amount Surrendered:           $10,000
      N:                      65

            MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                  =     {[1.0615/1.05]65/12} - 1
                  =     .0055323

            MVAF  =     (amount Transferred or surrendered) x MVAF
                  =     $10,000 x .0055323
                  =     $553.23

            Surrender         Value = (amount  Transferred or surrendered + MVA)
                              = ($10,000 + $553.23) x (1 -  Surrender  Charge) =
                              $10,553.23 x (1 - 0)

      Example #3 - Flat Interest Rates (i and j are within .10% of each other)

      Deposit:                      $25,000 on November 1, 1996
      Maturity Date:                December 31, 2005
      Interest Guarantee Period:          10 years
      i:                      assumed to be 6.15%
      Surrender Date:               July 1, 2000
      j:                      6.24%
      Amount Surrendered:           $10,000
      N:                      65

            MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
                  =     {[1.0615/1.0634]65/12} - 1
                  =     .99036 - 1
                  =     -.00964
                  However, [i-j] is less than .10%, so MVAF = 0

            MVAF  =     (amount Transferred or surrendered) x MVAF
                  =     $10,000 x 0
                  =     $0

            Surrender Value = (amount Transferred or surrendered + MVA) x (1 - Surrender Charge)
                              =     ($10,000 + $0) x (1 - 0)
                              =     $10,000




      Example #4 - N is less than 6 (less than 6 months to maturity)

      Deposit:                      $25,000 on November 1, 1996
      Maturity Date:                December 31, 2005
      Interest Guarantee Period:          10 years
      i:                      assumed to be 6.15%
      Surrender Date:               July 1, 2005
      j:                      7.00%
      Amount Surrendered:           $10,000
      N:                      5

      MVAF  =     {[(1 + i)/(1 + j + .10%)]N/12} - 1
            =     {[1.0615/1.071]5/12} - 1
            =     .99629 - 1
            =     -.00371
            However, N is less than 6, so MVAF = 0

      MVAF  =     (amount Transferred or surrendered) x MVAF
            =     $10,000 x 0
            =     $0

      Surrender Value = (amount Transferred or surrendered + MVA) x (1 - Surrender Charge)
                        =     ($10,000 + $0) x (1 - 0)
                        =     $10,000

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY



--------------------------------------------------------------------------------

                    CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                    YEARS ENDED DECEMBER 1997, 1996, AND 1995
                                       AND
                           INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholder of Great-West Life & Annuity Insurance Company:

We have audited the accompanying consolidated balance sheets of Great-West Life & Annuity Insurance Company (a wholly-owned subsidiary of The Great-West Life Assurance Company) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Great-West Life & Annuity Insurance Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Denver, Colorado

January 23, 1998

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

ASSETS                                                                     1997              1996
------
                                                                       --------------   ---------------

INVESTMENTS:
  Fixed Maturities:
    Held-to-maturity, at amortized cost (fair value $2,151,476
and                                                                 $     2,082,716   $    1,992,681
    $2,041,064)
    Available-for-sale, at fair value (amortized cost $6,541,422
and                                                                       6,698,629        6,206,478
    $6,151,519)
  Common stock                                                               39,021           19,715
  Mortgage loans on real estate, net                                      1,235,594        1,487,575
  Real estate, net                                                           93,775           67,967
  Policy loans                                                            2,657,116        2,523,477
  Short-term  investments,  available-for-sale  (cost  approximates         399,131          419,008
fair value)
                                                                       --------------   ---------------

      Total Investments                                                  13,205,982       12,716,901

Cash                                                                        126,278          125,182
Reinsurance receivable                                                       84,364          196,958
Deferred policy acquisition costs                                           255,442          282,780
Investment income due and accrued                                           165,827          198,441
Other assets                                                                121,543           57,244
Premiums in course of collection                                             77,008           74,693
Deferred income taxes                                                       193,820          214,404
Separate account assets                                                   7,847,451        5,484,631
                                                                       --------------   ---------------




















TOTAL ASSETS                                                        $    22,077,715   $   19,351,234
                                                                       ==============   ===============



See notes to consolidated financial statements.



-------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY                                       1997              1996
------------------------------------
                                                                       --------------   ---------------

POLICY BENEFIT LIABILITIES:
    Policy reserves                                                  $   11,102,719   $   11,022,595
    Policy and contract claims                                              375,499          372,327
    Policyholders' funds                                                    165,106          153,867
    Experience refunds                                                       84,935           87,399
    Provision for policyholders' dividends                                   62,937           51,279

GENERAL LIABILITIES:
    Due to Parent Corporation                                               126,656          151,431
    Repurchase agreements                                                   325,538          286,736
    Commercial paper                                                         54,058           84,682
    Other liabilities                                                       605,032          488,818
    Undistributed earnings on
      participating business                                                141,865          133,255
    Separate account liabilities                                          7,847,451        5,484,631
                                                                       --------------   ---------------

      Total Liabilities                                                  20,891,796       18,317,020
                                                                       --------------   ---------------

STOCKHOLDER'S EQUITY:
    Preferred stock, $1 par value,
       50,000,000 shares authorized:
            Series A, cumulative, 1500 shares authorized,
              liquidation value of $100,000 per share,
              600 shares issued and outstanding                              60,000           60,000
            Series B, cumulative, 1500 shares authorized,
              liquidation value of $100,000 per share,
              200 shares issued and outstanding                              20,000           20,000
            Series C, cumulative, 1500 shares authorized,
              none outstanding
            Series D, cumulative, 1500 shares authorized,
              none outstanding
            Series E, non-cumulative, 2,000,000
              shares authorized, issued, and outstanding,
              liquidation value of $20.90 per share                          41,800           41,800
    Common stock, $1 par value; 50,000,000 shares authorized;
       7,032,000 shares issued and outstanding                                7,032            7,032
    Additional paid-in capital                                              690,748          664,265
    Unrealized gains (losses) on securities available-for-sale, net          52,807           14,951
    Retained earnings                                                       313,532          226,166
                                                                       --------------   ---------------

      Total Stockholder's Equity                                          1,185,919        1,034,214
                                                                       --------------   ---------------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           $   22,077,715   $   19,351,234
                                                                       ==============   ===============



GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

                                                             1997            1996            1995
                                                         -------------   -------------   -------------
REVENUES:
  Annuity contract charges and premiums                $     115,054   $      91,881   $      79,816
  Life, accident, and health premiums earned (net of
    premiums ceded (recaptured) totaling $(94,646),
    $(104,250) and $60,880)                                1,163,855       1,107,367         987,611
  Net investment income                                      897,572         836,642         835,046
  Net realized gains (losses) on investments                   9,800         (21,078)          7,465
                                                         -------------   -------------   -------------

                                                           2,186,281       2,014,812       1,909,938
                                                         -------------   -------------   -------------
BENEFITS AND EXPENSES:
  Life and other policy benefits (net of reinsurance
    recoveries totaling $44,871, $52,675,
    and $43,574)                                             543,903         515,750         557,469
  Increase in reserves                                       245,811         229,198          98,797
  Interest paid or credited to contractholders               527,784         561,786         562,263
  Provision for policyholders' share of earnings
(losses)
    on participating business                                  3,753              (7)          2,027
  Dividends to policyholders                                  63,799          49,237          48,150
                                                         -------------   -------------   -------------

                                                           1,385,050       1,355,964       1,268,706

  Commissions                                                102,150         106,561         122,926
  Operating expenses                                         419,616         336,719         314,810
  Premium taxes                                               23,108          25,021          26,884
                                                                         -------------   -------------
                                                         -------------
                                                           1,929,924       1,824,265       1,733,326

INCOME BEFORE INCOME TAXES                                   256,357         190,547         176,612
                                                         -------------   -------------   -------------

PROVISION FOR INCOME TAXES:
   Current                                                   103,794          77,134          88,366
   Deferred                                                   (6,197)        (21,162)        (39,434)
                                                         -------------   -------------   -------------

                                                              97,597          55,972          48,932
                                                         -------------   -------------   -------------

NET INCOME                                             $     158,760   $     134,575   $     127,680
                                                         =============   =============   =============




See notes to consolidated financial statements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(Dollars in Thousands)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 Net
                                                                                  Additional  Unrealized
                                       Preferred Stock         Common Stock        Paid-In      Gains      Retained
                                    ---------------------- ---------------------
                                     Shares      Amount      Shares     Amount     Capital     (Losses)    Earnings       Total
                                    ----------  ---------- -----------  --------  ----------  -----------  ----------  ------------

BALANCE, JANUARY 1, 1995            2,000,800 $  121,800   7,032,000  $   7,032 $   657,265 $   (78,427) $    69,561 $   777,231

Change in net unrealized
gains (losses)                                                                                  137,190                  137,190

Dividends                                                                                                    (48,980)    (48,980)

Net income                                                                                                   127,680     127,680
                                    ----------  ---------- -----------  --------  ----------  -----------  ----------  ------------

BALANCE, DECEMBER 31, 1995          2,000,800    121,800   7,032,000      7,032     657,265      58,763      148,261     993,121

Change in net unrealized
gains (losses)                                                                                  (43,812)                 (43,812)

Capital contributions                                                                 7,000                                7,000

Dividends                                                                                                    (56,670)    (56,670)

Net income                                                                                                   134,575     134,575
                                    ----------  ---------- -----------  --------  ----------  -----------  ----------  ------------

BALANCE, DECEMBER 31, 1996          2,000,800    121,800   7,032,000      7,032     664,265      14,951      226,166   1,034,214

Change in net unrealized
gains (losses)                                                                                   37,856                   37,856

Capital contributions                                                                26,483                               26,483

Dividends                                                                                                    (71,394)    (71,394)

Net income                                                                                                   158,760     158,760
                                    ----------  ---------- -----------  --------  ----------  -----------  ----------  ------------

BALANCE, DECEMBER 31, 1997          2,000,800 $  121,800   7,032,000  $   7,032 $   690,748 $    52,807  $   313,532 $ 1,185,919
                                    ==========  ========== ===========  ========  ==========  ===========  ==========  ============

See notes to consolidated financial statements.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

                                                            1997             1996            1995
                                                        --------------   -------------   -------------

OPERATING ACTIVITIES:
    Net income                                        $      158,760   $      134,575  $      127,680
    Adjustments to reconcile net income to
      net cash provided by operating activities:
       Gain (loss) allocated to participating                  3,753               (7)          2,027
policyholders
       Amortization of investments                               409           15,518          26,725
       Realized losses (gains) on disposal of
investments
           and provisions for mortgage loans and              (9,800)          21,078          (7,465)
real estate
       Amortization                                           46,929           49,454          49,464
       Deferred income taxes                                  (6,224)         (20,258)        (39,763)
    Changes in assets and liabilities:
        Policy benefit liabilities                           498,114          358,393         346,975
        Reinsurance receivable                               112,594          136,966         (38,776)
        Accrued interest and other receivables                30,299           24,778         (17,617)
        Other, net                                            58,865           (8,076)          8,834
                                                        --------------   -------------   -------------
                 Net cash provided by operating              893,699          712,421         458,084
activities
                                                        --------------   -------------   -------------

INVESTING ACTIVITIES:
    Proceeds from sales, maturities, and
        redemptions of investments:
        Fixed maturities
             Held-to-maturity
                Sales                                                                          18,821
                Maturities and redemptions                   359,021          516,838         655,993
             Available-for-sale
                Sales                                      3,174,246        3,569,608       4,211,649
                Maturities and redemptions                   771,737          803,369         253,747
        Mortgage loans                                       248,170          235,907         260,960
        Real estate                                           36,624            2,607           4,401
        Common stock                                          17,211            1,888
    Purchases of investments:
        Fixed maturities
             Held-to-maturity                               (439,269)        (453,787)       (490,228)
             Available-for-sale                           (4,314,722)      (4,753,154)     (4,932,566)
        Mortgage loans                                        (2,532)         (23,237)           (683)
        Real estate                                          (64,205)         (15,588)         (5,302)
        Common stock                                         (29,608)         (12,113)         (4,218)
                                                        --------------   -------------   -------------
                 Net cash used in investing                 (243,327)        (127,662)        (27,426)
activities
                                                        --------------   -------------   -------------





                                                                                         (Continued)

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
(Dollars in Thousands)
------------------------------------------------------------------------------------------------------

                                                             1997            1996            1995
                                                         -------------   -------------   -------------

FINANCING ACTIVITIES:
   Contract withdrawals, net of deposits               $    (577,538)  $    (413,568)  $    (217,190)
   Due to Parent Corporation                                 (19,522)          1,457          (9,143)
   Dividends paid                                            (71,394)        (56,670)        (48,980)
   Net commercial paper repayments                           (30,624)           (172)         (4,832)
   Net repurchase agreements (repayments) borrowings          38,802         (88,563)       (191,195)
   Capital contributions                                      11,000           7,000
                                                         -------------   -------------   -------------
              Net cash used in financing activities         (649,276)       (550,516)       (471,340)
                                                         -------------   -------------   -------------

NET INCREASE (DECREASE) IN CASH                                1,096          34,243         (40,682)

CASH, BEGINNING OF YEAR                                      125,182          90,939         131,621
                                                         -------------   -------------   -------------

CASH, END OF YEAR                                      $     126,278   $     125,182   $      90,939
                                                         =============   =============   =============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION
     Cash paid during the year for:
       Income taxes                                    $      86,829   $     103,700   $      83,841
       Interest                                               15,124          15,414          17,016






















See notes to consolidated financial statements.                                          (Concluded)


GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995 (Amounts in Thousands, except Share Amounts)
--------------------------------------------------------------------------------
1.      ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

        Organization - Great-West Life & Annuity Insurance Company (the Company) is a wholly-owned subsidiary of The Great-West Life Assurance Company (the Parent Corporation). The Company is an insurance company domiciled in the State of Colorado. The Company offers a wide range of life insurance, health insurance, and retirement and investment products to individuals, businesses, and other private and public organizations throughout the United States.

        Basis of Presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

        Investments - Investments are reported as follows:

        1. Management determines the classification of fixed maturities at the time of purchase. Fixed maturities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost unless fair value is less than cost and the decline is deemed to be other than temporary, in which case they are written down to fair value and a new cost basis is established.

               Fixed maturities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the net unrealized gains and losses reported as a separate component of stockholder's equity. The net unrealized gains and losses in derivative financial instruments used to hedge available-for-sale securities are included in the separate component of stockholder's equity.

               The amortized cost of fixed maturities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts using the effective interest method over the estimated life of the related bonds. Such amortization is included in net investment income. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net realized gains (losses) on investments.

        2. Mortgage loans on real estate are carried at their unpaid balances adjusted for any unamortized premiums or discounts and any valuation reserves. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to net investment income using the effective interest method. Accrual of interest is discontinued on any impaired loans where collection of interest is doubtful.

               The Company maintains an allowance for credit losses at a level that, in management's opinion, is sufficient to absorb possible credit losses on its impaired loans and to provide adequate provision for any possible future losses in the portfolio. Management's judgment is based on past loss experience, current and projected economic conditions, and extensive situational analysis of each individual loan. The measurement of impaired loans is based on the fair value of the collateral.

        3. Real estate is carried at the lower of cost or fair value, net of costs of disposal. Effective January 1, 1996, the Company adopted SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". The implementation of this statement had no material effect on the Company's financial statements.

        4. Investments in common stock are carried at fair value.

        5. Policy loans are carried at their unpaid balances.

        6. Short-term investments include securities purchased with initial maturities of one year or less and are carried at amortized cost. The Company considers short-term investments to be available-for-sale and amortized cost approximates fair value.

        Gains and losses realized on disposal of investments are determined on a specific identification basis.

        Cash - Cash includes only amounts in demand deposit accounts.

        Deferred Policy Acquisition Costs - Policy acquisition costs, which consist of sales commissions and other costs that vary with and are primarily related to the production of new and renewal business, have been deferred to the extent recoverable. Deferred costs associated with the annuity products are being amortized over the life of the contracts in proportion to the emergence of gross profits. Retrospective adjustments of these amounts are made when the Company revises its estimates of current or future gross profits. Deferred costs associated with traditional life insurance are amortized over the premium paying period of the related policies in proportion to premium revenues recognized. Amortization of deferred policy acquisition costs totaled $44,298, $47,089, and $48,054 in 1997, 1996, and 1995, respectively.

        Separate Account - Separate account assets and related liabilities are carried at fair value. The Company's separate accounts invest in shares of Maxim Series Fund, Inc. and Orchard Series Fund, Inc., both diversified, open-end management investment companies which are affiliates of the Company, shares of other external mutual funds, or government or corporate bonds.

        Life Insurance and Annuity Reserves - Life insurance and annuity policy reserves with life contingencies of $5,741,596 and $5,242,753, at December 31, 1997 and 1996, respectively, are computed on the basis of estimated mortality, investment yield, withdrawals, future maintenance and settlement expenses, and retrospective experience rating premium refunds. Annuity contract reserves without life contingencies of $5,346,516 and $5,766,533, at December 31, 1997 and 1996, respectively, are established at the contractholder's account value.

        Reinsurance - Policy reserves ceded to other insurance companies are carried as reinsurance receivable on the balance sheet (See Note 3). The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

        Policy and Contract Claims - Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts, as well as provisions for claims incurred and unreported based primarily on prior experience of the Company.

        Participating Fund Account - Participating life and annuity policy reserves are $3,901,297 and $3,591,077 at December 31, 1997 and 1996,
        respectively. Participating business approximates 50.5% and 50.3% of the Company's ordinary life insurance in force and 91.1% and 92.2% of ordinary life insurance premium income at December 31, 1997 and 1996, respectively.

        The liability for undistributed earnings on participating business was increased (decreased) by $8,610 and $(3,362) in 1997 and 1996, which represented $3,753 and $(7) of gains (losses) on participating business, increases (decreases) of $2,102 and $(2,924) to reflect the net change in unrealized gains on securities classified as available-for-sale, net of certain adjustments to policy reserves and income taxes, and increases (decreases) of $2,755 and $(431) due to reinsurance transactions (See Note 2).

        The amount of dividends to be paid from undistributed earnings on participating business is determined annually by the Board of Directors. Amounts allocable to participating policyholders are consistent with established Company practice.

        The Company has established a Participating Policyholder Experience Account (PPEA) for the benefit of all participating policyholders which is included in the accompanying consolidated balance sheet. Earnings associated with the operation of the PPEA are credited to the benefit of all participating policyholders. In the event that the assets of the PPEA are insufficient to provide contractually guaranteed benefits, the Company must provide such benefits from its general assets.

        The Company has also established a Participation Fund Account (PFA) for the benefit of the participating policyholders previously transferred to the Company from the Parent under an assumption reinsurance transaction. The PFA is part of the PPEA. Earnings derived from the operation of the PFA accrue solely for the benefit of the acquired participating policyholders.

        Recognition of Premium Income and Benefits and Expenses - Life insurance premiums are recognized as earned. Annuity premiums with life contingencies are recognized as received. Accident and health premiums are earned on a monthly pro rata basis. Revenues for annuity and other contracts without significant life contingencies consist of contract charges for the cost of insurance, contract administration, and surrender fees that have been assessed against the contract account balance during the period. Benefits and expenses on policies with life contingencies are associated with premium income by means of the provision for future policy benefit reserves, resulting in recognition of profits over the life of the contracts. The average crediting rate on annuity products was approximately 6.6%, 6.8%, and 7.2% in 1997, 1996, and 1995.

        Income Taxes - Income taxes are recorded using the asset and liability approach which requires, among other provisions, the recognition of deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events (other than the enactments or changes in the tax laws or rules) are considered. Although realization is not assured, management believes it is more likely than not that the deferred tax asset, net of a valuation allowance, will be realized.

        Repurchase Agreements and Securities Lending - The Company enters into repurchase agreements with third-party broker-dealers in which the Company sells securities and agrees to repurchase substantially similar securities at a specified date and price. Such agreements are accounted for as collateralized borrowings. Interest expense on repurchase agreements is recorded at the coupon interest rate on the underlying securities. The repurchase fee received or paid is amortized over the term of the related agreement and recognized as an adjustment to investment income.

        The Company will implement Statement of Financial  Accounting  Standards
        (SFAS) No. 125 "Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities" in 1998 as it relates to repurchase agreements and securities lending arrangements. Management estimates the effect of the change will not have a material affect on the Company's financial statements.


        Derivatives - The Company makes limited use of derivative financial instruments to manage interest rate, market, and foreign exchange risk. Such hedging activity consists of interest rate swap agreements, interest rate floors and caps, foreign currency exchange contracts and equity swaps. The differential paid or received under the terms of these contracts are recognized as an adjustment to net investment income on the accrual method. Gains and losses on foreign exchange contracts are deferred and recognized in net investment income when the hedged transactions are realized.

        Interest rate swap agreements are used to convert the interest rate on certain fixed maturities from a floating rate to a fixed rate. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amount. Interest rate floors and caps are interest rate protection instruments that require the payment by a counter-party to the Company of an interest rate differential. The differential represents the difference between current interest rates and an agreed-upon rate, the strike rate, applied to a notional principal amount. Foreign currency exchange contracts are used to hedge the foreign exchange rate risk associated with bonds denominated in other than U.S. dollars. Equity swap transactions generally involve the exchange of variable market performance of a basket of securities for a fixed interest rate.

        Although derivative financial instruments taken alone may expose the Company to varying degrees of market and credit risk when used solely for hedging purposes, these instruments typically reduce overall market and interest rate risk. The Company controls the credit risk of its financial contracts through credit approvals, limits, and monitoring procedures. As the Company generally enters into transactions only with high quality institutions, no losses associated with non-performance on derivative financial instruments have occurred or are expected to occur.

2.      RELATED-PARTY TRANSACTIONS

        On June 30, 1997 the Company recaptured all remaining pieces of an individual participating insurance block of business previously reinsured to the Parent Corporation on December 31, 1992. The Company recorded, at estimated fair value, the following at June 30, 1997 as a result of this transaction:

         Assets                                         Liabilities and Stockholder's
                                                        Equity
         --------                                       -------------------------------

         Cash                          $     160,000    Policy reserves                $     155,798
         Bonds                                17,975    Due to parent corporation              9,373
         Other                                    60    Deferred income taxes                  2,719
                                                         Undistributed earnings on
                                                         participating business (855)
                                                         Stockholder's equity                  11,000
                                                          -----------                        ----------
                                       $     178,035                                   $     178,035
                                           ===========                                     ==========


        On  October  31,  1996  the  Company  recaptured  certain  pieces  of an individual participating insurance block of business previously reinsured to the Parent Corporation on December 31, 1992. The Company recorded, at estimated fair value, the following at October 31, 1996 as a result of this transaction:

         Assets                                         Liabilities and Stockholder's
                                                        Equity
         ---------                                      -------------------------------

         Cash                         $     162,000     Policy reserves               $     164,839
         Mortgages                           19,753     Due to parent corporation             9,180
         Other                                  118     Deferred income taxes                 1,283
                                                        Undistributed earnings on
                                                        participating business (431)
                                                        Stockholder's equity                  7,000
                                          ============                                    ===========
                                      $     181,871                                   $     181,871
                                          ============                                    ===========

        Effective January 1, 1997 all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. All related employee benefit plan assets and liabilities were also transferred to the Company (see Note 9). The transfer did not have a material effect on the Company's operating expenses as the costs associated with the employees and the benefit plans were charged previously to the Company under administrative service agreements between the Company and the Parent Corporation.

        Prior to January 1997, the Parent Corporation administered, distributed, and underwrote business for the Company and administered the Company's investment portfolio under various administrative agreements. As of January 1, 1997, the Company performs these services for the U.S. operations of the Parent Corporation. The following represents allocations between the two companies for services provided pursuant to these service agreements:

                                                                    Years Ended December 31,
                                                            -----------------------------------------
                                                               1997           1996           1995
                                                            -----------    -----------    -----------

          Investment management revenue (expense)        $        801   $    (14,800)  $    (15,182)

          Administrative and underwriting revenue               6,292       (304,599)      (301,529)
          (payments)

        At December 31, 1997 and 1996, due to Parent Corporation includes $8,957 and $31,639 due on demand and $117,699 and $119,792 of notes payable which bear interest and mature at various dates through December 31, 2005. These notes may be prepaid in whole or in part at any time without penalty; the issuer may not demand payment before the maturity date. The due on demand to the Parent Corporation bears interest at the public bond rate (7.1% and 7.0% at December 31, 1997 and 1996, respectively) while the remainder bear interest at various rates ranging from 6.6% to 9.5%.

3.      REINSURANCE

        In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks to other insurance enterprises under excess coverage and co-insurance contracts. The Company retains a maximum of $1.5 million of coverage per individual life.

        Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1997 and 1996, the reinsurance receivable had a carrying value of $84,364 and $196,958, respectively.

        Total reinsurance premiums assumed from the Parent Corporation were $1,712, $1,693, and $1,606 in 1997, 1996, and 1995, respectively.

        The  Company   considers   all  accident  and  health   policies  to  be
        short-duration contracts. The following schedule details life insurance in force and life and accident/health premiums:

                                     Assumed
                                                  Ceded       Primarily                   Percentage
                                                Primarily       From                      of Amount
                                                   to
                                   Gross       the Parent       Other          Net        Assumed to
                                   Amount      Corporation    Companies       Amount         Net
                                -------------  ------------  ------------  -------------  -----------

        December 31, 1997:
           Life insurance in
           force:
             Individual       $  24,598,679  $   4,040,398 $  3,667,235  $  24,225,516         15.1%
             Group               51,179,343                   2,031,477     53,210,820          3.8%
                                -------------  ------------  ------------  -------------
                 Total        $  75,778,022  $   4,040,398 $  5,698,712  $  77,436,336
                                =============  ============  ============  =============

           Premiums:
             Life insurance   $     361,093  $    (127,291)$     19,923  $     508,307          3.9%
             Accident/health        628,398         32,645       59,795        655,548          9.1%
                                -------------  ------------  ------------  -------------
               Total          $     989,491  $     (94,646)$     79,718  $   1,163,855
                                =============  ============  ============  =============

        December 31, 1996:
           Life insurance in
           force:
             Individual       $  23,409,823  $   5,246,079 $  3,482,118  $  21,645,862         16.1%
             Group               47,682,237                   1,817,511     49,499,748          3.7%
                                -------------  ------------  ------------  -------------
                 Total        $  71,092,060  $   5,246,079 $  5,299,629  $  71,145,610
                                =============  ============  ============  =============

           Premiums:
             Life insurance   $     334,127  $    (111,743)$     19,633  $     465,503          4.2%
             Accident/health        592,577          7,493       56,780        641,864          8.8%
                                -------------  ------------  ------------  -------------
               Total          $     926,704  $    (104,250)$     76,413  $   1,107,367
                                =============  ============  ============  =============

        December 31, 1995:
           Life insurance in
           force:
             Individual       $  22,388,520  $   7,200,882 $  3,476,784  $  18,664,422         18.6%
             Group               48,415,592                   1,954,313     50,369,905          3.9%
                                =============  ============  ============  =============
                 Total        $  70,804,112  $   7,200,882 $  5,431,097  $  69,034,327
                                =============  ============  ============  =============

           Premiums:
             Life insurance   $     339,342  $      51,688 $     21,028  $     308,682          6.8%
             Accident/health        623,626          9,192       64,495        678,929          9.5%
                                -------------  ------------  ------------  -------------
               Total          $     962,968  $      60,880 $     85,523  $     987,611
                                =============  ============  ============  =============



4.      NET INVESTMENT INCOME

         Net investment income is summarized as follows:

                                                               Years Ended December 31,
                                                    ------------------------------------------------
                                                         1997             1996            1995
                                                    ---------------  ---------------  --------------
           Investment income:
             Fixed maturities and short-term
               investments                        $      633,975   $      601,913   $      591,561
             Mortgage loans on real estate               118,274          140,823          171,008
             Real estate                                  20,990            5,292            3,936
             Policy loans                                194,826          175,746          163,547
             Other                                        22,119            3,321
                                                    ---------------  ---------------  --------------

                                                         990,184          927,095          930,052

           Investment expenses, including
             interest on amounts charged
             by the Parent Corporation
             of $9,758, $11,282, and $10,778              92,612           90,453           95,006
                                                    ---------------  ---------------  --------------

           Net investment income                  $      897,572   $      836,642   $      835,046
                                                    ===============  ===============  ==============

5.      NET REALIZED GAINS (LOSSES) ON INVESTMENTS

         Net realized gains (losses) on investments are as follows:

                                                               Years Ended December 31,
                                                   -------------------------------------------------
                                                        1997             1996             1995
                                                   ---------------  ---------------  ---------------
           Realized gains (losses):
             Fixed Maturities                    $        15,966  $       (11,624) $        28,166
             Mortgage loans on real estate                 1,081            1,143            1,309
             Real estate                                     363                               (10)
             Provisions                                   (7,610)         (10,597)         (22,000)
                                                   ---------------  ---------------  ---------------

           Net realized gains (losses) on        $         9,800  $       (21,078) $         7,465
         investments
                                                   ===============  ===============  ===============


6.      SUMMARY OF INVESTMENTS

         Fixed maturities owned at December 31, 1997 are summarized as follows:


                                                        Gross       Gross     Estimated
                                           Amortized   Unrealized Unrealized     Fair       Carrying
                                             Cost       Gains      Losses       Value        Value
                                           ----------  ---------  ----------  -----------  -----------

         Held-to-Maturity:
            U.S.  Treasury Securities
         and obligations of U.S.          $           $    1,186 $      25   $   27,044   $   25,883
         Government                          25,883
            Agencies - Other:
          Collateralized mortgage                           174
         obligations                          5,006                              5,180        5,006
          Public utilities                               11,214         3
                                            245,394                            256,605      245,394
          Corporate bonds                  1,668,710     57,036     3,069      1,722,677
                                                                                           1,668,710
          Foreign governments                               659
                                             10,268                             10,927       10,268
          State and municipalities                        1,588
                                            127,455                            129,043      127,455
                                                       ---------  ----------  -----------
                                           ----------                                      -----------

                                         $ 2,082,716 $   71,857 $   3,097   $  2,151,476 $
                                                                                           2,082,716
                                           ==========  =========  ==========  ===========  ===========


         Available-for-Sale:
            U.S.  Treasury Securities
         and
            obligations of U.S.
         Government
            Agencies
             Collateralized mortgage
               obligations               $           $   17,339 $     310   $            $
                                            652,975                            670,004       670,004
              Direct mortgage
         pass-through
               certificates                               7,911     2,668
                                            917,216                            922,459       922,459
              Other                                       1,794       244
                                            297,337                            298,887       298,887
         Collateralized mortgage
            obligations                                  19,494     1,453
                                            682,158                            700,199       700,199
         Public utilities                                 8,716     1,320
                                            549,435                            556,831       556,831
         Corporate bonds                   3,265,039    107,740     4,350
                                                                              3,368,429    3,368,429
         Foreign governments                              4,115        60
                                            131,586                            135,641       135,641
         State and municipalities                           503
                                             45,676                             46,179        46,179
                                                                                           -----------
                                           ----------  ---------  ----------  -----------

                                         $ 6,541,422 $  167,612 $  10,405   $            $
                                                                              6,698,629    6,698,629
                                           ==========  =========  ==========  ===========  ===========

6.      SUMMARY OF INVESTMENTS [Continued]

         Fixed maturities owned at December 31, 1996 are summarized as follows:

                                                         Gross       Gross     Estimated
                                           Amortized   Unrealized  Unrealized    Fair      Carrying
                                             Cost        Gains      Losses       Value      Value
                                           ----------  ----------  ----------  ---------- -----------

           Held-to-Maturity:
            U.S.  Treasury Securities
         and
             obligations of U.S.         $           $      630  $       106 $           $
         Government                          10,935                              11,459     10,935
              Agencies - Other:
            Public utilities                             12,755          320
                                            284,954                             297,389    284,954
            Corporate bonds                1,634,745     41,195        7,360   1,668,580
                                                                                          1,634,745
            Foreign governments                             556            3
                                             12,577                              13,130     12,577
            State and municipalities                      1,051           15
                                             49,470                              50,506     49,470
                                                       ----------  ----------  ----------
                                           ----------                                     -----------

                                         $ 1,992,681 $   56,187  $     7,804 $ 2,041,064 $
                                                                                          1,992,681
                                           ==========  ==========  ==========  ========== ===========

           Available-for-Sale:
            U.S.  Treasury Securities
         and
            obligations of U.S.
         Government
            Agencies:
             Collateralized mortgage
              obligations                $           $    8,058  $     3,700 $           $
                                            658,612                             662,970    662,970
             Direct mortgage
         pass-through
               certificates                               5,093       10,908
                                            844,291                             838,476    838,476
             Other                                          596        2,686
                                            359,220                             357,130    357,130
           Collateralized mortgage
              obligations                                13,619        3,553
                                            614,773                             624,839    624,839
           Public utilities                               6,523        5,375
                                            628,382                             629,530    629,530
           Corporate bonds                 2,907,875     56,551        5,250   2,959,176
                                                                                          2,959,176
           Foreign governments                            1,762        5,673
                                            110,013                             106,102    106,102
           State and municipalities                          21          119
                                             28,353                              28,255     28,255
                                                                                          -----------
                                           ----------  ----------  ----------  ----------

                                         $ 6,151,519 $   92,223  $    37,264 $ 6,206,478 $
                                                                                          6,206,478
                                           ==========  ==========  ==========  ========== ===========

        The collateralized mortgage obligations consist primarily of sequential and planned amortization classes with final stated maturities of two to thirty years and average lives of less than one to fifteen years. Prepayments on all mortgage-backed securities are monitored monthly and amortization of the premium and/or the accretion of the discount associated with the purchase of such securities is adjusted by such prepayments.

        In November 1995, the Financial Accounting Standards Board issued a special report entitled "A Guide to Implementation of Statement of Financial Accounting Standards No. 115 (SFAS No. 115) on Accounting for Certain Investments in Debt and Equity Securities". In accordance with the adoption of this guidance, the Company reassessed the classification of its investment portfolio in December 1995 and reclassed securities totalling $2,119,814 from held-to-maturity to available-for-sale. In connection with this reclassification, an unrealized gain, net of related adjustments, of $23,449 was recognized in stockholder's equity at the date of transfer.

        See Note 8 for additional information on policies regarding estimated fair value of fixed maturities.

        The amortized cost and estimated fair value of fixed maturity investments at December 31, 1997, by projected maturity, are shown below. Actual maturities will likely differ from these projections because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 Held-to-Maturity          Available-for-Sale
                                             -------------------------  -------------------------
                                              Amortized    Estimated     Amortized    Estimated
                                                Cost       Fair Value      Cost       Fair Value
                                             ------------  -----------  ------------  -----------
        Due in one year or less            $   286,088   $   290,164  $   447,703   $   462,719
        Due after one year through five        787,376       809,237    1,182,390     1,209,692
        years
        Due after five years through ten       718,818       751,753      842,019       865,153
        years
        Due after ten years                    129,957       137,190      447,642       466,949
        Mortgage-backed securities               5,006         5,180    2,252,349     2,292,662
        Asset-backed securities                155,471       157,952    1,369,319     1,401,454
                                             ------------  -----------
                                                           ===========  ============  ===========
                                           $ 2,082,716   $ 2,151,476  $ 6,541,422   $ 6,698,629
                                             ============  ===========  ============  ===========

        Proceeds from sales of securities available-for-sale were $3,174,246, $3,569,608, and $4,211,649 during 1997, 1996, and 1995, respectively.
        The realized gains on such sales totaled $20,543, $24,919, and $39,755 for 1997, 1996, and 1995, respectively. The realized losses totaled $10,643, $40,748, and $15,516 for 1997, 1996, and 1995, respectively.
        During 1997, 1996, and 1995 held-to-maturity securities with an amortized cost of $0, $0, and $18,087 were sold due to credit deterioration with insignificant realized gains and losses.

        At December 31, 1997 and 1996, pursuant to fully collateralized securities lending arrangements, the Company had loaned $162,817 and $230,419 of fixed maturities, respectively.

        The Company engages in hedging activities to manage interest rate and exchange risk. The following table summarizes the 1997 financial hedge instruments:

                                              Notional          Strike/Swap
        December 31, 1997                      Amount              Rate                Maturity
        ---------------------------------  --------------- ----------------------  -----------------

        Interest Rate Floor              $ 100,000             4.5% (LIBOR)              1999
        Interest Rate Caps                 565,000         6.75% to 11.82%(CMT)      1999 to 2002
        Interest Rate Swaps                212,139            6.20% to 9.35%       01/98 to 02/2003
        Foreign Currency
           Exchange Contracts              57,168                   N/A            09/98 to 07/2006
        Equity Swap                        100,000                 5.64%                12/98


The following table summarizes the 1996 financial hedge instruments:

                                              Notional          Strike/Swap
        December 31, 1996                      Amount              Rate               Maturity
        ---------------------------------  --------------- ----------------------  ---------------

        Interest Rate Floor              $ 100,000             4.5% [LIBOR]             1999
        Interest Rate Caps                 260,000         11.0% to 11.82%[CMT]     2000 to 2001
        Interest Rate Swaps                187,847            6.20% to 9.35%       01/98 to 02/2003
        Foreign Currency
          Exchange Contracts               61,012                   N/A            09/98 to 03/2003

        LIBOR  - London Interbank Offered Rate
        CMT    - Constant Maturity Treasury Rate

        The Company has established specific investment guidelines designed to emphasize a diversified and geographically dispersed portfolio of mortgages collateralized by commercial and industrial properties located in the United States. The Company's policy is to obtain collateral sufficient to provide loan-to-value ratios of not greater than 75% at the inception of the mortgages. At December 31, 1997 approximately 32% and 10% of the Company's mortgage loans were collateralized by real estate located in California and Michigan, respectively.

        The following represents impairments and other information with respect to impaired loans:

                                                                             1997         1996
                                                                          -----------  -----------

           Loans with related allowance for credit losses of $2,493 and  $   13,193  $    16,443
         $2,793
           Loans with no related allowance for credit losses                 20,013       31,709
           Average balance of impaired loans during the year                 37,890       39,064
           Interest income recognized [while impaired]                        2,428          923
           Interest income received and recorded [while impaired] using
         the                                                                  2,484        1,130
           cash basis method of recognition

        As part of an active loan management policy and in the interest of maximizing the future return of each individual loan, the Company may from time to time alter the original terms of certain loans. These restructured loans, all performing in accordance with their modified terms that are not impaired, aggregated $64,406, and $68,254 at December 31, 1997, and 1996, respectively.

        The following table presents changes in the allowance for credit losses:

                                                   1997             1996               1995
                                              ---------------- ----------------   ----------------
         Balance, beginning of year         $      65,242           63,994     $       57,987               $
         Provision for loan losses                  4,521            4,470             15,877
         Chargeoffs                                (2,521)          (3,468)           (10,480)
         Recoveries                                                    246                610
                                              ================ ================   ================
         Balance, end of year               $      67,242           65,242     $       63,994               $
                                              ================ ================   ================

7.      COMMERCIAL PAPER

        The Company has a commercial paper program which is partially supported by a $50,000 standby letter-of-credit. At December 31, 1997, commercial paper outstanding has maturities ranging from 41 to 99 days and interest rates ranging from 5.6% to 5.8%. At December 31, 1996, maturities ranged from 49 to 123 days and interest rates ranged from 5.4% to 5.6%.

8.      ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

        The following table provides estimated fair value for all assets and liabilities and hedge contracts considered to be financial instruments:

                                  December 31,
                                        -------------------------------------------------------
                                                  1997                         1996
                                       ----------------------------  --------------------------
                                                                                   Estimated
                                        Carrying       Estimated      Carrying        Fair
                                         Amount       Fair Value       Amount        Value
                                       ------------  --------------  -----------  -------------
        ASSETS:
          Fixed maturities and
        short-
            term investments         $ 9,180,476    $  9,249,235   $ 8,618,167   $  8,666,550
          Mortgage loans on
            real estate                1,235,594       1,261,949     1,487,575      1,506,162
          Policy loans                 2,657,116       2,657,116     2,523,477      2,523,477
          Common stock                    39,021          39,021        19,715         19,715

        LIABILITIES:
          Annuity contract reserves
            without life               5,346,516       5,373,818     5,766,533      5,808,095
                contingencies
          Policyholders' funds           165,106         165,106       153,867        153,867
          Due to Parent Corporation      126,656         124,776       151,431        154,479
          Repurchase agreements          325,538         325,538       286,736        286,736
          Commercial paper                54,058          54,058        84,682         84,682

         HEDGE CONTRACTS:
          Interest rate floor                 25             25             62           124
          Interest rate cap                  130            130            173           173
          Interest rate swaps              4,265          4,265          4,746         4,746
          Foreign currency
            exchange contracts             3,381          3,381         (8,954)       (8,954)
          Equity swaps                       856            856

        The estimated fair value of financial instruments has been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

        The estimated fair value of fixed maturities that are publicly traded are obtained from an independent pricing service. To determine fair value for fixed maturities not actively traded, the Company utilized discounted cash flows calculated at current market rates on investments of similar quality and term.

        Mortgage loans fair value estimates generally are based on a discounted cash flow basis. A discount rate "matrix" is incorporated whereby the discount rate used in valuing a specific mortgage generally corresponds to that mortgage's remaining term. The rates selected for inclusion in the discount rate "matrix" reflect rates that the Company would quote if placing loans representative in size and quality to those currently in the portfolio.

        Policy loans accrue  interest  generally at variable rates with no fixed
        maturity  dates  and,  therefore,   estimated  fair  value  approximates
        carrying value.

        The fair value of annuity contract reserves without life contingencies is estimated by discounting the cash flows to maturity of the contracts, utilizing current credited rates for similar products.

        The estimated fair value of policyholders' funds is the same as the carrying amount as the Company can change the crediting rates with 30 days notice.

        The estimated fair value of due to Parent Corporation is based on discounted cash flows at current market spread rates on high quality investments.

        The carrying value of repurchase agreements and commercial paper is a reasonable estimate of fair value due to the short-term nature of the liabilities.

        The estimated fair value of financial hedge instruments, all of which are held for other than trading purposes, is the estimated amount the Company would receive or pay to terminate the agreement at each year-end, taking into consideration current interest rates and other relevant factors. Included in the net gain position for interest rates swaps are $0 and $160 of unrealized losses in 1997 and 1996, respectively. Included in the net loss position for foreign currency exchange contracts are $0 and $8,954 of loss exposures in 1997 and 1996, respectively.

9.      EMPLOYEE BENEFIT PLANS

          Effective January 1, 1997, all employees of the U.S. operations of the Parent Corporation and the related benefit plans were transferred to the Company. See Note 2 for further discussion.

        The Company's defined benefit pension plan (pension plan) covers substantially all of its employees. The benefits are based on years of service, age at retirement, and the compensation during the last seven years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. Investments of the pension plan are managed by the Company and invested primarily in investment contracts and separate accounts.

        The Company's Parent had previously accounted for the pension plan under the Canadian Institute of Chartered Accountants (CICA) guidelines and had recorded a prepaid pension asset of $19,091. As generally accepted accounting principles do not materially differ from CICA guidelines and the transfer is between related parties, the prepaid pension asset was transferred at cost. As a result, the Company recorded the following effective January 1, 1997:

         Prepaid pension cost     $      19,091       Undistributed earnings   $       3,608
                                                      on
                                  participating
                                                      business
                                                      Stockholder's equity            15,483
                                     ===============                              ==============
                                  $      19,091                                $      19,091
                                     ===============                              ==============



The Company adopted Statement of Financial Accounting Standards (SFAS) No. 87, "Employers Accounting for Pensions" effective January 1, 1997, immediately following the transfer. The following table sets forth the pension plan's funded status and amounts at December 31, 1997, in accordance with SFAS No. 87:

         Actuarial present value of accumulated benefit obligation,
                 including vested benefits of $88,235                          $     91,387

         Actuarial present value of projected benefit obligation
                 for service rendered to date                                       112,331
         Plan assets at fair value                                                  162,422
                                                                                 --------------
         Plan assets in excess of projected benefit obligation                       50,091
         Unrecognized net (gain) loss from past experience
                 different from that assumed                                         (8,595)
         Unrecognized net obligation being recognized over 15 years                 (21,198)
                                                                                 --------------

         Prepaid pension cost included in other assets                         $     20,298
                                                                                 ==============

        The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.0% and 4.5%, respectively.

        Components of net pension cost for the year ended December 31, 1997 were as follows:

          Service cost - benefits earned during the period                      $           5,491
          Interest accrued on projected benefit obligation                                  7,103
          Return on plan assets                                                           (28,072)
          Net amortization and deferral                                                    14,271
                                                                                   ---------------

          Net pension benefit                                                   $          (1,207)
                                                                                   ===============

        The Company also sponsors a post-retirement medical plan (medical plan) which provides health benefits to employees who have worked for 15 years and attained age 65 while in service with the Company. The medical plan is contributory and contains other cost sharing features which may be adjusted annually for the expected general inflation rate. The Company's policy will be to fund the cost of the medical plan benefits in amounts determined at the discretion of management. The Plan as of January 1, 1997 was not funded. The Parent Company was not required under CICA guidelines to record any liability related to the Plan.

        Effective January 1, 1997, on the date of transfer, the Company has adopted SFAS No. 106, "Post-retirement Benefits Other Than Pensions." The Company has elected to delay recognition of the unfunded accumulated post-retirement benefit obligation and has set up a transition obligation to be amortized over 20 years.

The following table sets forth the medical plan status of December 31, 1997:

          Accumulated post-retirement benefit obligation:
             Retirees                                                           $         4,985
             Fully eligible active plan participants                                      2,438
             Other active plan participants                                              12,031
                                                                                   ---------------
                                                                                         19,454
          Unrecognized net gain (loss) from past experience different from               (1,500)
          that assumed
          Unrecognized net transition obligation at December 31, 1997,
             being recognized over 20 years                                             (15,352)
                                                                                   ---------------

          Accrued post-retirement benefit obligation included in other          $         2,602
          liabilities
                                                                                   ===============

        For measurement purposes, a 7.5% annual rate of increase in the per capita cost of covered health care benefits was assumed. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated post-retirement benefit obligation as of December 31, 1997 by $3,847.

        The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 7.0%.

        Components of net other post-retirement benefit cost for the year ended December 31, 1997 were as follows:

          Service cost - benefits earned during the year                        $       1,158
          Interest accrued on benefits obligation                                       1,191
          Net amortization and deferral                                                   808
                                                                                   ---------------

          Net other post-retirement benefit cost                                $       3,157
                                                                                   ===============

        The Company sponsors a defined contribution 401(k) retirement plan which provides eligible participants with the opportunity to defer up to 15% of compensation. The Company matches 50% of the first 5% of participant contributions. Company contributions for the year ended December 31, 1997 totalled $3,475.

10.     FEDERAL INCOME TAXES

        The following is a reconciliation between the federal income tax rate and the Company's effective rate:

                                                         1997         1996         1995
                                                        --------     --------     --------
         Federal tax rate                                   35.0 %       35.0 %       35.0 %
         Change in tax rate resulting from:
            Settlement of prior years tax                   (6.5)        (4.7)
            Provision for contingencies                      8.4
            Change in valuation allowance                                 0.8         (7.8)
            Investment income not subject to                (0.3)        (1.0)        (0.5)
            federal tax
            State and environmental taxes                    0.6          0.7          0.7
            Other, net                                       0.9         (1.4)         0.3
                                                        ========     ========     ========
         Total                                              38.1 %       29.4 %       27.7 %
                                                        ========     ========     ========

Temporary differences which give rise to the deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                   1997                        1996
                                         --------------------------  --------------------------
                                          Deferred    Deferred Tax    Deferred    Deferred Tax
                                         Tax Asset     Liability     Tax Asset     Liability
                                         -----------  -------------  -----------  -------------
        Policyholder reserves          $  163,975    $              $  151,239   $
        Deferred policy acquisition                       47,463                      57,031
           costs
        Deferred acquisition cost
           proxy tax                       79,954                       70,413
        Investment assets                   2,226                       35,658
        Net operating loss                  9,427                       12,295
           carryforwards
        Other                                             10,729         5,366
                                         -----------   ------------   ----------   ------------
             Subtotal                     255,582         58,192       274,971        57,031
        Valuation allowance                (3,570)                      (3,536)
                                         ===========   ============   ==========   ============
             Total Deferred Taxes      $  252,012    $    58,192    $  271,435   $    57,031
                                         ===========   ============   ==========   ============

        Amounts related to investment assets above include $30,085 and $8,530 related to the unrealized gains on the Company's fixed maturities available-for-sale at December 31, 1997 and 1996, respectively.

        The Company files a separate tax return and, therefore, losses incurred by subsidiaries cannot be offset against operating income of the Company. At December 31, 1997, the Company's subsidiaries have approximately $26,934 of net operating loss carryforwards, expiring through the year 2011. The tax benefit of subsidiaries' net operating loss carryforwards, net of a valuation allowance of $3,570 and $3,536 are included in the deferred tax assets at December 31, 1997 and 1996, respectively.

        The Company's valuation allowance was increased/(decreased) in 1997, 1996, and 1995 by $34, $1,463, and $(13,145), respectively, as a result of the re-evaluation by management of future estimated taxable income in the subsidiaries.

        Under pre-1984 life insurance company income tax laws, a portion of life insurance company gain from operations was not subject to current income taxation but was accumulated, for tax purposes, in a memorandum account designated as "policyholders' surplus account." The aggregate accumulation in the account is $7,742 and the Company does not anticipate any transactions which would cause any part of the amount to become taxable. Accordingly, no provision has been made for possible future federal income taxes on this accumulation.

        Pursuant to a December 31, 1993 agreement between the Company and its Parent whereby the Company assumed responsibility for the Parent Corporation's income tax liability for fiscal years prior to 1994, the Company had previously recorded a contingent liability provision. The Company's 1997 and 1996 results of operations include a release of $47,750 and $25,600 from the provision, to reflect the resolution of certain tax issues related to 1990 - 1991 and 1988 - 1989 audit years, respectively, with the Internal Revenue Service (IRS). In addition, in 1997 the tax provision was increased for contingent items related to open tax years. The IRS is currently auditing tax years 1992 and 1993. In the opinion of Company management, the amounts paid or accrued are adequate; however, it is possible that the Company's accrued amounts may change as a result of the completion of the IRS audits.

11.     STOCKHOLDER'S EQUITY, DIVIDEND RESTRICTIONS, AND OTHER MATTERS

        All of the Company's outstanding series of preferred stock are owned by the Parent Corporation. The dividend rate on the Series A Stated Rate Auction Preferred Stock (STRAPS) is 7.3% through December 30, 2002. The Series A STRAPS are redeemable at the option of the Company on or after December 29, 2002 at a price of $100,000 per share, plus accumulated and unpaid dividends.

        Through December 30, 1997, the Series B STRAPS had a dividend rate of 5.8%. Thereafter, short-term dividend periods of approximately 49 days will be in effect. The dividend rate for each short-term dividend period will be determined in accordance with a formula set out in the share conditions. The Series B STRAPS are redeemable at the option of the Company at the end of any short-term dividend period, at a price of $100,000 per share, plus accumulated and unpaid dividends.

        The Company's Series E 7.5% non-cumulative, non-redeemable preferred shares are redeemable by the Company after April 1, 1999. The shares are convertible into common shares at the option of the holder on or after September 30, 1999, at a conversion price negotiated between the holder and the Company or at a formula determined conversion price in accordance with the share conditions.

        The Company's net income and capital and surplus, as determined in accordance with statutory accounting principles and practices for December 31 are as follows:

                                                   1997            1996             1995
                                               --------------  --------------  ---------------
                                                (Unaudited)

        Net Income                           $   181,312     $   180,634     $   114,931
        Capital and Surplus                      759,429         713,324         653,479

        The maximum amount of dividends which can be paid to stockholders by insurance companies domiciled in the State of Colorado is subject to restrictions relating to statutory surplus and statutory net gain from operations. Statutory surplus and net gains from operations at December 31, 1997 were $759,429 and $180,834 (unaudited), respectively. The Company should be able to pay up to $180,834 (unaudited) of dividends in 1998.

        Dividends of $8,854, $8,587, and $9,217, were paid on preferred stock in 1997, 1996, and 1995, respectively. In addition, dividends of $62,540, $48,083, and $39,763, were paid on common stock in 1997, 1996 and 1995,
        respectively.   Dividends  are  paid  as  determined  by  the  Board  of
        Directors.

The Company is involved in various legal proceedings which arise in the ordinary course of its business. In the opinion of management, after consultation with counsel, the resolution of these proceedings should not have a material adverse effect on its financial position or results of operations.

                                     PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

      Securities and Exchange Commission fee                      $ 21,551.72
                                                                    ---------
      Accounting fees and expenses                          $   5,000.00
                                                              ----------
      Legal fees and expenses                               $ 20,000.00
                                                              ---------

Item 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                        Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

      As used in this Article:

      (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

      (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

      (3) "Expenses" includes counsel fees.

      (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

      (5) "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, means the office in the corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

      (6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102.  Authority to indemnify directors.

      (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in any proceeding if:

            (a)   The person conducted himself or herself in good faith;

            (b) The person reasonably believed:

                  (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; or

                   (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

            (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

      (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (a) of subsection
      (1) of this section.

      (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

      (4) A corporation may not indemnify a director under this section:

            (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

            (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

      (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103.  Mandatory Indemnification of Directors.

      Unless limited by the articles of incorporation, a corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

Section 7-109-104.  Advance of Expenses to Directors.

      (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

            (a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Section 7-109-102;

            (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

            (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

      (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

      (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105.  Court-Ordered Indemnification of Directors.

      (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

            (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

            (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described
            Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106. Determination and Authorization of Indemnification of Directors.

      (1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

      (2) The determinations required to be made under subsection (1) of this section shall be made:

            (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

            (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

      (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

            (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

            (b) By the shareholders.

      (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

      (1) Unless otherwise provided in the articles of incorporation:

            (a) An  officer  is  entitled  to  mandatory  indemnification  under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

            (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

            (c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108.  Insurance.

      A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person or of an employee benefit plan against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent whether or not the corporation would have the power to indemnify the person against such liability under the Section 7-109-102, 7-109-103 or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109.  Limitation of Indemnification of Directors.

      (1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

      (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110.  Notice to Shareholders of Indemnification of Director.

      If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

      Bylaws of GWL&A

Article II, Section 11.  Indemnification of Directors.

      The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of the Company or any member or officer of any committee, and his heirs, executors and administrators, from and against all claims, liabilities, costs, charges and expenses whatsoever that any such director, officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him in or about the execution of his duties of his office or employment with the Company, in or about the execution of his duties as a director or officer of another company which he so serves at the request and on behalf of the Company, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the Company, the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by his own wilful neglect or default. The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of any subsidiary corporation of the Company on the same basis, and within the same constraints as, described in the preceding sentence.

Item 15.    RECENT SALES OF UNREGISTERED SECURITIES

            Not applicable.

Item 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      1.    Form   of   Principal   Underwriter   and   Distribution   Agreement
            incorporated by reference1.
      2.    Not applicable.


-----------------
1 Filed electronically on October 29, 1996 with Amendment No. 2 of the Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and Amendment No. 2 of the Registration Statement on Form S-1 (File No. 333-01173) and incorporated by reference herein.

      3. (a) Articles of Incorporation of Great-West Life & Annuity Insurance Company incorporated by reference1.

            (b)  Bylaws  of  Great-West   Life  &  Annuity   Insurance   Company
            incorporated by reference1.

      4. (a) Form of Fixed Group Annuity Contract was filed electronically with the Registration Statement on September 6, 1996.

            (b)Form   of   Fixed   Individual   Annuity   Contract   was   filed
               electronically with the Registration Statement on September 6, 1996.

            (c)Form  of  IRA  Endorsement  was  filed  electronically  with  the
               Registration Statement on September 6, 1996.

      5. Opinion and consent of Ruth B. Lurie, Vice President, Counsel and Associate Secretary as to the legality of the securities being registered is attached as Exhibit 5

      6. Not applicable.

      7. Not applicable.

      8. Not applicable.

      9. Not applicable.

      10. Not applicable.

      11. Not applicable.

      12. Not applicable.

      13. Not applicable.

      14. Not applicable.

      15. Not applicable.

      16. Not applicable.

      17. Not applicable.

      18. Not applicable.

      19. Not applicable.

      20. Not applicable.

      21. List of significant subsidiaries of Great-West Life & Annuity Insurance Company, the state of incorporation or organization or each, and the names under which such subsidiaries do business is incorporated by reference1.

      22. Not applicable.

-----------------
1 Filed electronically on October 29, 1996 with Amendment No. 2 of the Registration Statement on Form N-4 (File No. 333-01153 and 811-07549) and Amendment No. 2 of the Registration Statement on Form S-1 (File No. 333-01173) and incorporated herein by reference.

      23.      (a) Consent of Jorden Burt  Berenson & Johnson LLP is attached as
               Exhibit 23a

            (b) Consent of Deloitte & Touche LLP is attached as Exhibit 23b.

      24. Power of Attorney for Messrs. Balog, Burns, Dackow, Desmarais, Jr., Gratton, Hart, Mackness, McCallum, Nickerson, Pitfield, Plessis-Belair, Turner and Walsh, Graham and Kavanagh were filed electronically with the Registration Statement on September 6, 1996.

      25. Not applicable.

      26. Not applicable.

      27. Financial Data Schedule for Great-West Life & Annuity Insurance Company is attached as Exhibit 27.

Item 17.    UNDERTAKINGS

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information, including (but not limited to) any addition or deletion of a managing underwriter.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf, in the City of Englewood, State of Colorado, on this 15 day of April , 1998.


                                    GREAT-WEST LIFE & ANNUITY
                                INSURANCE COMPANY
                                    (Depositor)



                                    By: /s/ William T. McCallum
                                          William T. McCallum, President
                                          and Chief Executive Officer



      As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                               Date



/s/ Robert Gratton*                                              April 15 , 1998
------------------------------------------                        --------
Director, Chairman of the Board
(Robert Gratton)



/s/ William T. McCallum                                     April 15, 1998
------------------------------------                        --------
Director, President and Chief Executive
Officer (William T. McCallum)



/s/ M.T.G. Graye                                            April 15 , 1998
-------------------------------------                       --------
Senior Vice President, and Chief Financial
Officer (M.T.G. Graye)

Signature and Title                                               Date



/s/ James Balog*                                            April 15  , 1998
-------------------------------------                       --------
Director, (James Balog)



 /s/ James W. Burns*                                              April 15, 1998
 ------------------------------------------                       --------
Director, (James W. Burns)



/s/ Orest T. Dackow                                               April 15, 1998
Director (Orest T. Dackow)



, 1998
Director (Andre Desmarais)



/s/ Paul Desmarais, Jr.*                                          April 15, 1998
Director (Paul Desmarais, Jr.)



/s/ Robert G. Graham*                                       April 15, 1998
Director (Robert G. Graham)



/s/ N. Berne Hart*                                                April 15, 1998
Director (N. Berne Hart)



/s/ Kevin P. Kavanagh*                                      April 15, 1998
Director (Kevin P. Kavanagh)



/s/ William Mackness*                                       April 15, 1998
Director (William Mackness)

Signature and Title                                               Date



Jerry E.A. Nickerson*                                             April 15, 1998
Director (Jerry E.A. Nickerson)



/s/ P. Michael Pittfield*                                         April 15, 1998
Director (P. Michael Pitfield)



/s/ Michel Plessis Belair*                                        April 15, 1997
Director (Michel Plessis-Belair)



/s/ Brian E. Walsh*                                               April 15, 1998
Director (Brian E. Walsh)



*By:  /s/ D.C. Lennox                                             April 15, 1997
      D.C. Lennox
      Attorney-in-fact pursuant to Powers of Attorney filed with the Registration Statement on September 6, 1996 and incorporated herein by reference.